UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_______________
Filed by the Registrant ☑Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
AAON, INC.
(Name of Registrant as Specified in its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AAON

2026

Notice of Annual Meeting & Proxy Statement

Notice of 2026 Annual Meeting of Stockholders
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of AAON, Inc., a Nevada corporation (the
“Company”), will be held on Tuesday, May 12, 2026, at 10:00 A.M. (Local Time), at 2422 South Yukon Avenue, Tulsa, Oklahoma,
74107, for the following purposes, as more fully described in the accompanying proxy statement (“Proxy Statement”):
1.To elect three Class II Directors for terms ending in 2029;
2.To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for 2026;
3.To approve (on a non-binding, advisory basis) the compensation of our named executive officers; and
4.To approve (on a non-binding, advisory basis) whether an advisory vote on named executive officer compensation should occur once every one, two or three years;
5.To amend the Company's Articles of Incorporation to increase the maximum size of the board of directors; and
6.To transact such other business as may properly come before the meeting or any adjournment thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER
MEETING TO BE HELD ON May 12, 2026.
We have elected to take advantage of the Securities and Exchange Commission’s rules that allow us to furnish our proxy materials to our stockholders over the internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. A Notice of Internet
Availability of Proxy Materials (the “Notice of Internet Availability”) is being mailed concurrently to our stockholders. The Notice of
Internet Availability contains instructions on how to access the Notice of Annual Meeting, Proxy Statement and Annual Report to
Stockholders online. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet
Availability contains instructions on how to receive a paper copy of the proxy materials. It is important that your shares be represented and voted at the meeting.
You may vote your shares in person at the meeting, by internet, by telephone or by completing, signing, dating and returning a proxy card, which will be mailed to you if you request delivery of a full set of proxy materials.
Our Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors

Luke A. Bomer
Secretary
Tulsa, Oklahoma
April [ ], 2026
TABLE OF CONTENTS

SUMMARY PROXY INFORMATION
Summary Proxy Information
This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc., for proxies to be used at our
Annual Meeting to be held on May 12, 2026, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy
Statement. Unless the context otherwise requires, references herein to “AAON”, “we”, “us”, “our” or “ours” refers to AAON, Inc., a
Nevada corporation.
Pursuant to provisions of our Bylaws (the "Bylaws") and action of our Board of Directors, the close of business on March 13, 2026, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this Annual
Meeting. The stock transfer books will not be closed.
Stockholders of record on the record date are entitled to cast their votes at the Annual Meeting in person or by internet, telephone or properly executed proxy. The presence, by any of these means, of at least a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied. If a quorum is not present at the time the Annual Meeting is convened, we may adjourn or postpone the meeting.
Proxy Statement Summary
Determination of whether a proposal specified in the Notice
of Annual Meeting has been approved will be determined,
assuming a quorum is present either in person or by proxy,
as follows:
Proposal No. 1.
A nominee for director will be elected if a majority of the votes cast are in favor of such nominee’s election. Accordingly,
abstentions and broker non-votes will have no effect on the
outcome of the vote on the director nominees.
Proposal No. 2.
The proposal to ratify Grant Thornton LLP as our independent registered public accounting firm for the year ending
December 31, 2026, will require the affirmative vote of a
majority of the votes cast on the proposal. Accordingly,
abstentions will have no effect on the outcome of the vote on this proposal. Brokers have discretionary authority and may
vote on the proposal without having instructions from the
beneficial owners or persons entitled to vote thereon.
Proposal No. 3.
The proposal to approve, on an advisory basis, the
compensation of our named executive officers will require the affirmative vote of a majority of the votes cast on the proposal.
Accordingly, abstentions and broker non-votes will have no
effect on the outcome of the vote on this proposal.
Proposal No. 4.
The proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named
executive officers, allows you to vote to recommend such
future votes be held every year, every two years, or every
three years, or you may vote to abstain. This proposal will be determined by a plurality of votes cast, meaning that the
option receiving the highest number of votes will be approved.
Neither abstentions nor broker non-votes will affect the
outcome of this proposal.
Proposal No. 5.
The proposal to amend the Company’s Articles of
Incorporation to increase the maximum size of the board of
directors will require the affirmative vote of a majority of the
Company’s outstanding shares of common stock entitled to
vote on the proposal. As a result, abstentions and broker non-
votes will have the effect of a vote against the proposal.
YOU MAY VOTE IN SEVERAL DIFFERENT WAYS:
In Person at the Annual Meeting
You may vote in person at the Annual Meeting. You may
also be represented by another person at the meeting by
executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.
By Telephone
You may vote by calling the toll-free telephone number
indicated on the voting instructions you will receive.
Easy-to-follow voice prompts allow you to vote your
shares and confirm that your voting instructions have been
properly recorded.

SUMMARY PROXY INFORMATION
By Internet
You may vote by going to the internet website indicated
on the voting instructions you will receive. Confirmation that your voting instructions have been properly recorded will
be provided.
By Mail
You may vote by completing, signing, dating and returning a
proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card.
Telephone and internet voting for stockholders of record will be available until 11:59 p.m. Central time on May 11, 2026. A mailed proxy card must be received by May 11, 2026, in order to be voted at the Annual Meeting. The availability of
telephone and internet voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow
the voting instructions on the Notice of Internet Availability that you receive from them.
If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or
voting instruction card. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares
in advance so that your vote will be counted if you later decide not to attend the meeting.
Proxies received in advance of the meeting may be revoked
at any time prior to the voting thereof, either by giving notice to the Secretary of AAON or by personal attendance at the
meeting.
We have adopted a procedure approved by the SEC called
“householding” pursuant to which stockholders of record who
have the same address and last name and who request a
written copy of our Annual Report and Proxy Statement will
receive only one copy of such materials unless one or more of these stockholders notify us that they wish to receive
individual copies. Stockholders who participate in
householding will continue to receive separate proxy cards.
We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses
incurred in forwarding the proxy materials to their customers who are beneficial owners and obtaining their voting
instructions. Stockholders electing to vote over the internet should understand that there may be costs associated with
electronic access (such as charges from their internet
access provider) and that these costs must be borne by
the stockholder.
Stockholders currently receiving multiple copies of our Annual
Report and Proxy Statement at their household can request
householding by contacting our transfer agent at
1-800-736-3001 or writing to Computershare, PO Box 43006,
Providence, Rhode Island, 02940-3006. Stockholders now
participating in householding who wish to receive a separate document in the future may do so in the same manner. Those
owning shares through a bank, broker or other nominee may
request householding by contacting the nominee.
This Proxy Statement, the Notice of Annual Meeting and
accompanying proxy card, as well as our 2025 Annual Report
(which includes our Annual Report on Form 10-K for the year
ended December 31, 2025), can also be found at our website
(www.aaon.com). Copies of exhibits omitted from the Annual
Report on Form 10-K are available without charge upon
written request to Investor Relations, 2425 South Yukon
Avenue, Tulsa, Oklahoma 74107, or may also be obtained at
the Securities and Exchange Commission’s website at
www.sec.gov.
We recognize the importance our stockholders place on the
Annual Meeting and also appreciate the opportunity it affords for them to engage with senior management. We also
understand that it provides a convenient forum for our
stockholders to acquire first-hand exposure to, and ask
questions of, our management. In an attempt to preserve the
benefits of the traditional meeting format, while also
recognizing not all stockholders can attend in person, we
suggest that our stockholders not able to attend in person
consider availing themselves of the following opportunities:
Questions for Management
Stockholders are encouraged to submit questions for
management without having to attend the Annual Meeting in
person. To do so, questions may be submitted to
annualmeeting@aaon.com. Appropriate questions will be
presented for management to respond to at the Annual
Meeting. We retain discretion to reject questions that are
improper, irrelevant, substantially similar to questions
submitted by other stockholders, or are otherwise derogatory or not in good taste.
Recording of Management Presentation and
Q&A Session
We plan to record the management presentation and question
and answer portions of the Annual Meeting and make these
recordings available on our website (www.aaon.com) promptly
following the Annual Meeting.

SUMMARY PROXY INFORMATION
Director Nominees
Our Board of Directors is currently comprised of nine members. Our Bylaws divide the Board of Directors into three classes having staggered terms of three years each, with Classes III and I having terms expiring at the Annual Meeting of Stockholders in 2027 and
2028, respectively. On the recommendation of our Governance Committee, the Board of Directors has nominated Caron Lawhorn,
Stephen LeClair and David Stewart, current members of the Class II Directors, whose terms expire at the 2026 Annual Meeting, for re-election to the Board. The persons named in the proxy will vote for the election of each of Ms. Lawhorn, Mr. LeClair and Mr.
Stewart. Each of the above-named nominees has consented to be named in this Proxy Statement and to serve if elected.
If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, the Board has no reason to believe that any nominee will be unavailable.
After the Annual Meeting, assuming the stockholders elect the three nominees of the Board of Directors as set forth above, the Board of Directors of the Company will be:

Director	Age	Start	Expires	Occupation	Independent
Norman H. Asbjornson	90	1988	2027	Retired, Founder of AAON	No
Gary D. Fields	66	2015	2027	Special Advisor to the Board and former Chief Executive Officer of AAON	No
Angela E. Kouplen	52	2016	2027	Senior Vice President and Chief Human Resources Officer, ONE Gas, Inc.	Yes
Caron A. Lawhorn	65	2019	2026	Retired, Senior Vice President and Chief Financial Officer, ONE Gas, Inc.	Yes
Stephen O. LeClair	57	2017	2026	Executive Chairman, Core & Main, Inc.	Yes
A.H. McElroy II	63	2007	2028	President and Chief Executive Officer, McElroy Manufacturing, Inc.	Yes
David R. Stewart	70	2021	2026	Chief Administrative Officer and Trustee of the Oklahoma Ordnance Works Authority	Yes
Matthew J. Tobolski	42	2025	2028	Chief Executive Officer, AAON	No
Bruce Ware	50	2021	2028	Chairman and CEO of One America Bancorp, Inc.	Yes

SUMMARY PROXY INFORMATION
Business Highlights
Founded in 1988, AAON is a leader in HVAC solutions for commercial and industrial indoor environments. The company’s industry-
leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-
class innovation center and testing capabilities enable continuous advancement toward a cleaner and more sustainable future.
110.9%
$30.0 M
Increase in
Backlog
In Share
Repurchases
During 2025, our executive officers led our efforts to increase sales, executed our internal capital expenditure programs, and positioned the Company to capitalize on anticipated growth. Key accomplishments during 2025 include:
Financial Performance
The Company ended the year with a backlog of $1,828.5 million, up 110.9% compared to December 31, 2024. The increase is the result of the increased demand for our data center products. The Company's growing backlog and robust order activity demonstrate meaningful market share capture as customers prioritize high-performance, energy-efficient, and reliable infrastructure solutions. The overwhelming demand for BASX-branded products also helped drive net sales growth of 20.1% to $1,442.1 million for the year ended
December 31, 2025.
Expansion and Growth
We had capital expenditures, including the acquisition of intangible assets, for the year ended December 31, 2025, of $204.9 million.
These investments funded our expansions across multiple facilities to build capacity for future growth, primarily driven by demand for
BASX-branded products, including the large investment in our Memphis, Tennessee, facility, which was purchased in December
2024. As returns on these investments begin to materialize, we expect operating cashflow to improve significantly, supported by higher earnings and improved working capital efficiency.
Dividends and Stockholder Returns
We are committed to returning value to our stockholders. We make quarterly dividend payments, with increases as needed. We want to reward long-term stockholders through share buybacks. When we have excess cash, we work to repurchase shares and decrease our share count. In 2025, we completed the repurchase of 0.4 million shares in the open market for $30.0 million at an average price of $80.81.

SUMMARY PROXY INFORMATION
Compensation Highlights
Compensation Philosophy
Our Compensation Committee determines executive compensation based on a comprehensive review of quantitative and qualitative factors designed to reward the accomplishment of long-term sustainable business goals. Our executive compensation program is designed to attract, engage, motivate, reward and retain highly effective key executives who drive our success as industry leaders.
Our pay-for-performance programs align our executive officers’ long-term interests with those of our stockholders. Additional information can be found in the Compensation Discussion and Analysis beginning on page 30.
Program Design
The Compensation Committee references market data when determining all compensation elements and targets the median level of total compensation as an overall philosophy. Our compensation program provides a competitive total compensation opportunity by establishing a pay mix that balances short- and long-term performance specifically involving significant equity-based (at-risk)
compensation. A significant portion of total compensation is linked to performance, which we believe creates long-term stockholder value and discourages unnecessary or excessive risk taking. Our performance-based annual incentive bonus program provides cash awards based on achievement of the Company’s annual financial and operational goals, as well as individual performance of each
Named Executive Officer ("NEO"). We encourage alignment of our NEOs’ interests with those of our stockholders through long-term incentive awards, which are comprised of approximately 50.0% Performance Stock Units ("PSU"), 25.0% Stock Options and 25.0%
Restricted Stock Awards ("RSA"). Our NEOs receive limited perquisites and no other personal benefits. Perquisites are limited to executive physicals for our NEOs, which aligns with our wellness initiatives and assist in mitigating risk. We have market-competitive stock ownership policies for our NEOs and our non-management directors, which provides them with a significant stake in our long-
term success and aligns their interests with stockholder interests.
Say-On-Pay
Our say-on-pay vote in 2025 was 98.9% in agreement with the compensation program for our NEOs. While we aim to continuously improve our pay practices, we are pleased with the positive feedback from our stockholders and their strong historical endorsement of our executive compensation program, which is reflected in the average of 96.5% favorable votes over the past three years. In reviewing our compensation program during 2025, our Compensation Committee determined to continue applying the same principles as have been historically applied in determining the nature and amount of our executive compensation.

CORPORATE RESPONSIBILITY
Corporate Responsibility
Our Company is widely recognized as a leader in the design, manufacture, and sale of energy-efficient Heating, Ventilation and Air
Conditioning (HVAC) products. Our product offerings include some of the most energy-efficient products in our industry. We have a proud history of challenging conventional wisdom and forging our own path through a never-ending commitment to innovation and continuous improvement of our products and manufacturing methodologies. These underlying principles guide our commitment to environmental stewardship, sustainability and social responsibility. We endeavor to utilize Company resources in a manner that creates long-term value for our stockholders while minimizing our impact on natural resources and the environment.
We established a Sustainability Steering Committee led by Stephanie Regan, our Director of Corporate Citizenship, which includes representatives from most functional areas, including other members of our senior management team. The primary purpose of the
Sustainability Steering Committee is to improve sustainability reporting and increase engagement in overall sustainability actions.
The Committee regularly provides education opportunities, communications and recommendations to senior management and the
Board. In 2025, we continued work toward the following goals:
1.Reduce greenhouse gas emissions by 10% by year end 2025 from a 2020 baseline
2.Increase paint materials recycling rate by 10% by year end 2025 from a 2020 baseline
3.80% of total equipment sales will be non-fossil fuel-consuming products by 2030
Environmental Performance
At AAON, it is our priority to do business in a socially responsible and ethical manner as we continuously improve our environmental stewardship. We are committed to reducing our greenhouse gas (GHG) emissions through operational efficiencies and project investments within our locations and surrounding communities that reduce carbon emissions. We understand that climate change is one of the most significant challenges facing humanity across the globe, affecting every aspect of our lives, and AAON aims to be part of the solution. This is not only necessary for the well-being of future generations but also drives innovation and creates opportunities for job creation and economic growth.
Our approach to overall environmental long-term sustainability efforts includes the following:

Operational Efficiency and Investments	Research and Development Lead to Industry Innovation	Identifying Risks to Business and Industry	Industry Collaboration and Leadership	Commitment to Sustaining Communities and Natural Resources
AAON recognizes that investments in its facilities, employees, and governance in a clean, safe, and environmentally conscious manner are critical to long-term sustainability.	Our research and development leads the charge in energy efficient innovations to meet increasing decarbonization demands and to help AAON customers meet their sustainability goals.
AAON proactively
works with internal and
external stakeholders
to identify and address
risks that could affect
our business and
industry. This includes
disclosing
Sustainability
performance and
practices with third-
parties.
			AAON emphasizes the importance of shared knowledge, resources, and solutions to industry toward best- practices and collective action from all stakeholders to positively impact the environment.	AAON commits to protecting natural ecosystems through partnerships and investments in sustainability projects surrounding its local locations and worldwide.

CORPORATE RESPONSIBILITY
As AAON grows at a rapid pace, managing and improving our
overall manufacturing operations for long-term sustainability is critical to our core business. For AAON and the HVAC
industry, the most impactful factor on people and society is the HVAC equipment we manufacture. Commercial buildings
comprise 16% of the total carbon emissions in the U.S., and
approximately 40% of those emissions are related to building
HVAC systems.
AAON’s 2025 Impact Report focuses on material topics with
reference to the Global Reporting Initiative ("GRI") Standards,
the Sustainability Accounting Standards Board ("SASB")
standards, the UN Global Company, the Task Force on
Climate-Related Financial Disclosures and the United Nations
Sustainable Development Goals ("SDG") frameworks. The
Company regularly evaluates and aligns its strategy and
reports against the highest number of corporate responsibility topics for our business and stakeholders. This drives how we engage internally and externally, invest resources, and adapt our strategy on environmental, social, economic, and
governance topics.
We are a proud participant in The Sustainability Alliance
Scor3card sustainability verification program and continuously work to improve our environmental and social impact. AAON
works to not only maintain its Platinum-level Scor3Card rating, but by participating in the program, we continue our
commitment to measure and improve performances. The
Company received and has maintained a Platinum score
since 2020. A Scor3card Platinum level requires completing
more than 85% of eligible directives in the categories of:
Communication, Community, Resilience, Energy, Healthy
Work Environment, Material Management, Transportation,
Water, Diversity and Inclusion.
We are committed to environmental responsibility and
continue to make progress toward reducing GHG emissions,
increasing paint material recycling from our facilities and
increasing the percentage of non-fossil fuel powered units we produce. Our approach toward emissions reduction and
climate change includes product solutions for our customers
and improvements to our own facilities. Approximately 36.0%
of our energy portfolio is currently derived from renewable
sources, and the Company’s Scope 1 and 2 emissions
(emissions that occur from sources that are controlled or
owned by an organization and emissions associated with the
purchase of electricity, steam, heat, or cooling) are being
tracked. We have opted into an additional renewable energy
at our Tulsa, Oklahoma; Memphis, Tennessee; and Redmond,
Oregon, facilities in 2025, and continued to invest and partner on projects that reduce GHG emissions globally.
Our Products
We continue to develop and manufacture non-fossil fuel
consuming units to provide the most sustainable commercial
HVAC equipment in the market and announced the zero-
degree cold air-source heat pump in 2022 as a critical solution that meets the increasing demand for building
decarbonization in cold climates. Our AAON Alpha Class
product line is leading the charge toward sustainable HVAC
solutions, with more efficient technology that propels the
decarbonization movement forward. AAON Alpha Class air-
source heat pumps, available in capacities ranging from two
to seventy tons, offer exceptional versatility and industry-
leading features to meet the growing environmental and
regulatory needs. The Company’s premier HVAC solution is
highly configurable and optimized for diverse environments. It features variable speed compressor technology, all-electric or dual-fuel options, Dedicated Outdoor Air System (DOAS)
capability, energy recovery, and low global warming potential refrigerant. The AAON Alpha Class is engineered for higher
efficiency and lower emissions, utilizing the same double-wall rigid polyurethane foam-injected panel construction that
AAON is known for, which helps retain useful heating and
cooling energy within the building. With its first-of-its-kind omni-climate performance, the AAON Alpha Class offers the
innovation that our future demands.
Our Facilities
At our Tulsa, Oklahoma, location, we have the Exploration
Center and Norman Asbjornson Innovation Center (NAIC).
The Exploration Center opened in 2023 and is a 28,000-
square-foot facility located adjacent to the NAIC. The
Exploration Center is a Net-zero facility using advanced
building systems, including photovoltaic (solar) electricity generation, geothermal fields and AAON high-efficiency
heat pumps, while providing a world-class experience for
stakeholders. AAON achieved a milestone achievement in
its sustainability journey by activating 432 solar panels on the roof of the Exploration Center and NAIC. These panels
generate about 240 kW of solar energy, contributing to being one of the most sustainable, energy-efficient buildings in
Tulsa. As part of its design, the infrastructure can support up to 800+ kW of solar generation, one of the largest in
Oklahoma.
In the area of energy efficiency and conservation, our Tulsa,
Oklahoma, and Longview, Texas, facilities have transitioned to over 98.0% LED lighting, leading to considerable cost savings and reduced energy consumption. Our Redmond, Oregon,
facility is installing LED lights into any new fixtures and
working toward retrofitting old fixtures to LED. We participate in an energy demand response program through the public
utility provider to reduce demand during peak hours. Energy

CORPORATE RESPONSIBILITY
efficiency has been a priority not only in product development, but also in overall capital investments, which include the
acquisition of new, energy-efficient equipment for the
production floor, new high-speed overhead facility doors, the installation of new HVAC equipment, building control systems, the application of heat and light reflective material to
production facilities, along with other behavioral-based energy efficiency changes. We are tracking our energy usage
intensity before and after these updates.
In the area of material management, we focus on recycling,
reducing, reusing and sourcing more environmentally friendly materials into our processes. At our Tulsa, Oklahoma, and
Longview, Texas, facilities, we recycled over 17,328 tons and
15,715 tons of metal in 2025 and 2024, respectively. Also,
through our partnership with a waste-to-energy facility, we
successfully diverted over 3,960 tons and 3,020 tons of waste from landfills in 2025 and 2024, respectively. The Company
has identified paint recycling partners at both the Tulsa,
Oklahoma, and Longview, Texas, facilities. We also recycle
paper, wood, and cardboard where available. We continue to
innovate ways to reduce and reuse shipping packaging
between facilities and identify new opportunities to reduce or reuse items in our production and administrative areas.
Community Investment
We strive to add value and support to the communities in which our employees live and work through financial contributions, employee volunteerism, and donations. AAON is dedicated to corporate social responsibility to create a meaningful impact centered around the communities in which we operate. We recognize that our success is interwoven with the vitality of communities as we apply our assets, resources, and capabilities to contribute to their resiliency and prosperity. Our community priorities are workforce readiness, strong families and communities, and environmental stewardship.
We strengthen the communities in which we operate in the following ways:
•AAON has a Matching Gift Program to further support team members' donations to nonprofits of their choice.
•As part of our AAON Serves program, employees receive 24 paid volunteer hours.
•AAON actively supports education and workforce readiness programs. Our locations host and engage students and educators through internships, educational presentations and facility tours, Manufacturing Month events, and community programs.
•AAON recognizes the importance of Science, Technology, Engineering and Mathematics (STEM) education within our industry. AAON hosts an annual STEM education camp for children of employees at our Tulsa headquarters. AAON team members are actively involved and participate in numerous STEM-related community events across all locations.
•AAON has a nonprofit board placement program to connect team members to serve area nonprofits at each location.
In 2025, we contributed approximately $1.5 million to nonprofit organizations and our employees volunteered more than 5,650 hours in our communities.

CORPORATE RESPONSIBILITY
Human Capital Management
We endeavor to attract, employ and retain a well-rounded, diverse team of individuals. Additionally, we place priorities on developing and maintaining an inclusive and safe workplace, and strive to emphasize and support opportunities for our team members to engage in professional and personal development.
The Learning and Development team has launched four distinct leadership programs, each targeting a specific leadership level.
These programs have been tailored for our organization. They combine both internal and external subject matter experts who bring high quality, research-based offerings to prepare our leaders for current and future challenges. We are committed to creating an inclusive environment with defined career pathways, beginning with our entry-level careers and extending to our leadership roles.
Developing our current and future leaders is critical to building and leading high-performing teams that promote AAON's values and culture.
AAON is committed to listening to the needs of our workforce and taking steps toward improved communication and culture across all locations. We perform annual engagement surveys to measure team member engagement year-over-year in order to improve employee experiences and engagement levels. In 2025, we had a 47% response rate to our employee engagement survey.
Benchmarking and tracking our progress helps us foster a culture committed to continuous improvement and enhancement of our culture, environment and overall employee experience. This serves as an effective means by which our leadership can receive and provide insight into leadership development and training initiatives. In addition, our engagement survey builds trust and transparency and addresses overall well-being, including the mental and physical well-being of our team members. Our focus is to increase engagement, improve satisfaction and retention, and create a positive and productive work environment.
Together we must cultivate a place where people are heard and feel valued to continue our great success and achieve more history-
making milestones.
Inclusion and Diversity
An inclusive workplace is integral to our business strategy and critical to our continued success in developing a skilled workforce. We commit to hiring, retaining, and developing a diverse workforce while advancing a culture of inclusion. We uphold our core values by recognizing and respecting each team member for their ideas, experiences, and talents. All of this drives AAON’s innovation, productivity, and team member engagement.
54%
30%
30%
70%
28%
54%
18%

CORPORATE RESPONSIBILITY
AAON team members are encouraged to engage in professional and personal development with our Affinity Groups, Employee
Resource Groups (ERGs), advanced courses, and mentorship. Affinity Groups and ERGs are voluntary and open to all employees.
Our Affinity Groups and ERGs and their missions are as follows:
AAON V.E.T.S.
The mission of AAON V.E.T.S. and AAON Warriors is to unify the core values, beliefs, and understanding of active, reserve, National Guard, veterans, and military family members with our AAON business culture.

AAON Wellness
We are committed to providing comprehensive wellness programs and resources to enhance our health, happiness, and productivity, fostering a brighter, healthier future for all. Our vision at
AAON is to create a workplace where every employee prioritizes their well-being, leading to personal and professional growth. We aim to set industry standards for fostering physical, mental, financial, and emotional wellness while contributing to our company's long-term success and positively impacting our team members.
Women’s Alliance Resource Program
Our Women's Alliance Resource Program promotes a supportive, encouraging, and inclusive environment in which to provide professional and personal development opportunities. The group aims to promote the advancement of women in the workplace, connect to overall company strategy, and provide mentorship opportunities.

Go Green
AAON’s “Go Green” team promotes environmental awareness within our facilities and surrounding communities while actively participating in preserving the earth’s natural resources in a sustainable and eco-friendly manner. The three P’s (people, profit, and planet)
are considered as projects develop.
AAON Thrive
AAON Thrive aims to provide an internal support network for team members experiencing challenges, which may include navigating grief or their recovery path.

GOVERNANCE OF THE COMPANY
Governance of the Company
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, as well as our other employees and directors. Our Code of
Business Conduct and Ethics can be found on our website at www.aaon.com and is also available from our corporate secretary upon request.
Director Independence
The Board has adopted director independence standards that
meet and/or exceed listing standards set by NASDAQ.
NASDAQ has set forth six applicable tests and requires that a director who fails any of the tests be deemed not independent.
The Board has affirmatively determined that Ms. Kouplen, Ms.
Lawhorn and Messrs. LeClair, McElroy, Stewart and Ware are
independent under the Company's guidelines and
independence standards of NASDAQ and the SEC. Messrs.
Asbjornson, Fields and Tobolski do not qualify as independent under the standards set forth below.
Our director independence standards are as follows:
It is the policy of the Board that a majority of the members of the Board consist of directors independent of AAON and our
management. For a director to be deemed “independent,” the
Board must affirmatively determine that (apart from his or her status as a director) the director has no material relationship with AAON or its affiliates or any member of the senior
management of AAON or his or her affiliates. In making this
determination, the Board applies, at a minimum and in addition to any other standards for independence established under
applicable statutes and regulations as outlined by the NASDAQ listing standards, the following standards, which it may amend or supplement from time to time:
A director who is, or has been within the last three years, one of our employees, or whose immediate family member is, or
has been within the last three years a Named Executive
Officer, cannot be deemed independent. Employment as an
interim Chair or Chief Executive Officer will not disqualify a director from being considered independent following that
employment.
A director who has received, or who has an immediate family
member who has received, during any twelve-month period
within the last three years, more than $120,000 in direct
compensation from us, other than director and committee fees and benefits under a tax-qualified retirement plan, or non-
discretionary compensation for prior service (provided such
compensation is not contingent in any way on continued
service), cannot be deemed independent. Compensation
received by a director for former service as an interim Chair or
Chief Executive Officer and compensation received by an
immediate family member for service as a non-executive
employee will not be considered in determining independence
under this test.
A director who (A) is, or whose immediate family member is,
a current partner of a firm that is our external auditor; (B) is a current employee of such a firm; or (C) was, or whose
immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and
personally worked on our audit within that time cannot be
deemed independent.
A director who is, or whose immediate family member is, or
has been within the last three years, employed as an executive officer of another company where any of our present Named
Executive Officers at the time serves or has served on that
company’s compensation committee cannot be deemed
independent.
A director who is a current employee or general partner, or
whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from us for property or services in an
amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5% of such other entity’s consolidated gross revenues, other than payments arising solely from
investments in AAON’s securities or payments under non-
discretionary charitable contribution matching programs,
cannot be deemed independent.
For purposes of the independence standards set forth
above, the terms:
“Affiliate” means any consolidated subsidiary of AAON and
any other company or entity that controls, is controlled by or is under common control with AAON;
“Executive officer” means an “officer” within the meaning of
Rule 16a-1(f) under the Exchange Act, as amended; and

GOVERNANCE OF THE COMPANY
“Immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law,
brothers- and sisters-in-law and anyone (other than
employees) sharing a person’s home, but excluding any
person who is no longer an immediate family member as a
result of legal separation or divorce, death or incapacitation.
In addition to the director independence standards set forth above, the Board also requires the Chairs and all other
committee members to satisfy the heightened independence
standards set forth under applicable NASDAQ and SEC rules
for committee memberships. In connection with its assessment of the independence of the directors, as set forth above, the
Board also determined that our Audit Committee Chair and all other Audit Committee members meet the additional
independence standards of NASDAQ and the SEC applicable
to members of the Audit Committee.
The Board undertakes an annual review of the independence
of all non-employee directors. In advance of the meeting at
which this review occurs, each non-employee director is asked to provide the Board with full information regarding the
director’s business and other relationships with us and our
affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.
Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as
“independent”. This obligation includes all business
relationships between, on the one hand, directors or members of their immediate family, and, on the other hand, AAON and
our affiliates or members of senior management and their
affiliates, whether or not such business relationships are
subject to any other approval requirements by us.
Policy Against Hedging or Pledging Stock
Our Insider Trading Policy prohibits our directors, officers and other employees, and their designees, from engaging in short sales or from hedging transactions of any nature that are designed to hedge or offset a decrease in market value of such person’s ownership of the Company's equity securities. Our Insider Trading Policy also prohibits our directors, officers and other employees, and their designees, from purchasing financial instruments or engaging in other problematic transactions involving the Company’s equity securities, including puts, calls, collars, forward contracts or other derivative securities concerning the Company's equity securities.
We prohibit such conduct since purchasing such financial instruments or engaging in such transactions would result in the individual no longer being exposed to the full risks of ownership of the Company’s equity securities, which may weaken the alignment of such individual with the objectives of the Company’s stockholders. Additionally, our directors, officers and other employees may not pledge or hold their Company equity securities in a margin account.
Board Leadership Structure
During 2025, our Board was led by A.H. "Chip" McElroy II, who was both the Independent Chair of the Board and Chair of the
Governance Committee, and Caron A. Lawhorn, who was both our Independent Vice-Chair of the Board and Chair of the Audit
Committee. In addition, our Compensation Committee is also led by an independent director, Angela E. Kouplen.
The business of AAON is managed under the direction of our Board. In accordance with our Bylaws, we have an Independent Chair of the Board, who presides at all meetings of the Board and stockholders. Our Board has also chosen to elect an Independent Vice
Chair of the Board to perform the duties and responsibilities as the Board may determine.
The Board has determined that our current Board structure, having the Independent Chair of the Board serve as the presiding officer at all Board and stockholder meetings, and having an Independent Vice Chair, is currently the most appropriate leadership structure for the Company and its stockholders. This fosters clear accountability, effective decision-making, alignment with corporate strategy, direct oversight of management, full engagement of the remaining directors, and continuity of leadership. Having an Independent
Chair and Independent Vice Chair demonstrates the Board's recognition of the importance of independent leadership and identifies the individuals, elected by and from the independent directors, selected to act as the leaders of the independent directors and help ensure appropriate discussions take place, in an open and forthright manner, at the Board level. The Board considers and reviews its leadership structure annually by the independent directors in connection with its self-evaluation process. The Board believes its current leadership structure is reasonable, appropriate and in the best interests of the Company and its stockholders.

GOVERNANCE OF THE COMPANY
Succession Planning
A key responsibility of the CEO and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our Company. Each year, succession-planning reviews are held at every significant organizational level of the Company, culminating in a full review of senior leadership talent by our independent directors. During this review, the CEO, the
Chair of the Board and the independent directors discuss future candidates for senior leadership positions, including all NEOs, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which our Company makes ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.
Our Board and Corporate Strategy
Our Board is actively involved in overseeing, reviewing and guiding our corporate strategy. Our Board formally reviews our
Company's business strategy, including the risks and opportunities facing our Company and its business, at an annual strategic planning session. Our Board regularly discusses corporate strategy throughout the year with management formally, as well as informally, and during executive session of the Board as appropriate. As discussed in the "Risk Oversight" section below, our Board views risk management and oversight as an integral part of our strategic planning process, including mapping key risks to our corporate strategy and seeking to manage and mitigate risk. Our Board also views its own composition as a critical component to effective strategic oversight. Accordingly, our Board and relevant Board committees consider our business strategy and the
Company's regulatory, geographic and market environments when assessing board composition, director succession, executive compensation, and other matters of importance.
Stockholder Engagement
Our Board of Directors and management team are committed to a comprehensive investor relations program. We believe regular engagement with current and prospective stockholders to better understand their perspectives is integral to effective corporate governance. The feedback we receive also helps align our strategy with stockholder expectations. To achieve the maximum output from our outreach program, we utilize various methods, including targeting, surveillance, investor perception studies, investor conferences, investor day events, videoconferences and teleconferences. Our engagement program regularly includes our CEO,
COO, CFO and other members of our executive leadership team.
Who We Engage

•Institutional Investors	•Sell-Side Analysts	•Proxy Advisory Firms
•Retail Stockholders	•Pension Funds	•ESG Raters
How We Engaged In 2025
In 2025, members of our executive management team participated in seven investor conferences, over 300 investor conference calls, and various onsite meetings, amounting to approximately 360 investor engagements. Through these outreach efforts, our executive management interacted with 95% of our top 20 institutional active investors and over 60% of AAON’s total institutional active investors.
We also hosted an Investor Day event in June at the Nasdaq MarketSite in New York, New York. The event featured a three‑hour presentation delivered by our executive management team, followed by an extensive question‑and‑answer session. In attendance were more than 70 investors in person and an additional 100‑plus participants who joined via webcast.
Other ways of engagement in 2025 included quarterly earnings conference calls in which our executive management team responds to analysts’ questions pertaining to recent results and the outlook to the business. On the Investor Relations page of our company website, we regularly provide additional information in the form of Investor Relations presentations, earnings releases and accompanying presentations, annual reports, annual Sustainability reports, as well as other financial and operational information. In
2025, we also engaged Rivel, Inc. to conduct an Investor Perception Study to gain feedback from current stockholders, prospective

GOVERNANCE OF THE COMPANY
investors and sell-side analysts on what management and the Board can do differently to help create value. Topics discussed included growth strategies, product innovation, pricing strategy, regulations, sustainability, sales channel, marketing investments, strategic M&A, data center market fundamentals, and capital projects and capacity.
Integrating Feedback
The Board and management are receptive to feedback that results from our engagement with investors and integrate it into their discussions and decision-making, as appropriate. Our dialogue in recent years has led to, among other things, reinforcement and refinement of certain strategies; improved qualitative and quantitative guidance to assist investors in better understanding management's near-term and long-term financial outlook; major enhancements in our reporting, as demonstrated in our last five annual Sustainability / Impact reports; and improvements to our capital distribution approach.
Risk Oversight
The Board has ultimate responsibility for oversight of our risk management processes. The Board discharges this oversight responsibility through regular reports received from, and discussions with, senior management on areas of material risk exposure to the Company. These reports and Board discussions include, among other things, operational, financial, legal, regulatory, and strategic risks. Additionally, our risk management processes are intended to identify, manage, and control risks so that they are appropriate considering our size, operations, and business objectives. The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of senior management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. In addition, each of our Board committees considers the risks within its areas of responsibility. For example, the Audit Committee reviews risks related to financial reporting; discusses material violations, if any, of Company governance, ethics and compliance policies brought to its attention; considers the Company’s risk assessment that is part of the Company's strategic planning, which identifies control risks and drives the internal audit plan for the ensuing year; reviews the external audit plan; and
considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. The Compensation
Committee reviews compensation and human resource risks. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The
Board or applicable committee also has authority to engage external advisors as necessary.
Actions taken by the Board outside of Board meetings are consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribe. Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting us.
Board Committee Structure
Currently, the Board has a standing Audit Committee, Compensation Committee, and Governance Committee to assist the Board in carrying out its functions. The Board has determined that each of the Chairs, as well as all committee members, are independent under applicable NASDAQ and SEC rules for committee memberships. The members of the committees are shown in the table below, followed by a brief description of each committee.

Director	Board	Audit Committee	Compensation Committee	Governance Committee
Angela E. Kouplen	Member	Member	Chair	—
Caron A. Lawhorn	Vice-Chair	Chair	—	Member
Stephen O. LeClair	Member	Member	—	Member
A.H. McElroy II	Chair	—	Member	Chair
David R. Stewart	Member	Member	—	Member
Bruce Ware	Member	Member	Member	—
Number of Meetings in 2025	8	4	15	5
Member Participation	>75%	>75%	>75%	>75%

GOVERNANCE OF THE COMPANY
Our Board has adopted written charters for each of its Audit, Compensation, and Governance Committees. Copies of the charters of each of these committees are available on, and may be printed from, our website at www.aaon.com. Copies are also available from our corporate secretary upon request.
Audit Committee
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Among other things, the Audit Committee is responsible for: selecting and retaining our independent public accountants; preapproving the engagement of the independent accountants for all audit and audit-related services and permissible, non-audit-related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors our financial reports, the audited financial statements, the auditor's report, the management letter, and the quality and adequacy of our internal controls. In addition, the Audit Committee is responsible for oversight and review of the activities of the Company's internal audit function. The Board has determined that the Chair and the other Audit Committee members are independent under applicable NASDAQ and SEC rules for Audit Committee memberships. The Audit Committee is governed by a written charter, a copy of which is available on our website, at www.aaon.com.
The Board has determined that Ms. Lawhorn qualifies as an “audit committee financial expert” as defined by applicable SEC rules and that each member of the Audit Committee meets the additional criteria for independence of audit committee members set forth in
Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 5605(c) of the NASDAQ
Stock Market Listing Standards.
Compensation Committee
The responsibilities of the Compensation Committee, as set forth in its charter, include the direct responsibility and authority to review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation
Committee, and to determine and approve, either as a Committee, or (as directed by the Board) with the other "independent" Board members (as defined by the NASDAQ listing standards), the compensation level of the Chief Executive Officer and the other executive officers. The Compensation Committee is composed of the three independent (non-employee) directors, named in the table above, each of whom is "independent" as defined by applicable NASDAQ and SEC rules for committee memberships. The
Compensation Committee is governed by a written charter, a copy of which is available on our website, at www.aaon.com. In accordance with its charter, our Compensation Committee has the sole authority to retain and terminate its compensation consultant and to review its compensation consultant's independence on an annual basis.
Governance Committee
The responsibilities of the Governance Committee include proposing to the Board a slate of nominees for election by the stockholders at the Annual Meeting and maintaining a list of prospective director candidates in the event of the resignation, death, removal, or retirement of directors or a change in the Board composition requirements. The Committee is also charged with reviewing with the
Board the desired experience, mix of skills, and other qualities to assure appropriate Board composition. The Board has determined that the Chair and all Governance Committee members are independent under applicable NASDAQ and SEC rules for committee memberships.
The responsibilities of the Governance Committee also include the periodic reviews and monitoring of the Company’s corporate governance guidelines (including the Company’s Code of Conduct), recent developments in corporate governance concepts, the
Company’s plans for CEO and senior management succession, regulatory requirements relevant to the Company’s corporate governance guidelines to assure the Company’s compliance therewith, and the Company’s Articles of Incorporation and Bylaws.
The Board has determined that the Chair and all Governance Committee members are independent under applicable NASDAQ and
SEC rules for committee memberships.
Director Nominations
Our Bylaws also provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 90 and not more than 120 days in advance of the anniversary date of the immediately preceding annual meeting.

GOVERNANCE OF THE COMPANY
If and when new vacancies occur in the future, the Board will consider director nominees recommended by stockholders, in accordance with our Bylaws. The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of, or process for identifying or evaluating nominees recommended by stockholders.
Among the criteria developed by the Governance Committee for qualification for director nominees as well as director retention, a candidate must have demonstrated accomplishment in his or her chosen field, character and personal integrity, and the ability to devote sufficient time to carry out the duties of a director. The Governance Committee considers whether the candidate is independent under the standards described below under “Director Independence.” In addition, the Governance Committee considers all information relevant in their business judgment to the decision of whether to nominate a particular candidate, taking into account the then-current composition of the Board and assessment of the Board’s collective requirements. These factors may include: a candidate’s age, professional and educational background, reputation, industry knowledge and business experience and relevance to the Company and the Board (including the candidate’s understanding of markets, technologies, financial matters and international operations); whether the candidate will complement or contribute to the mix of talents, skills and other characteristics that are needed to maintain the Board’s effectiveness; and the candidate’s ability to fulfill responsibilities as a director and as a member of one or more of our standing Board committees. Although the Board does not have a formal diversity policy for Board membership, the
Governance Committee considers whether a director nominee contributes or will contribute to the Board in a way that can enhance the perspective and experience of the Board through diversity in gender, ethnicity, geography and professional experience.
Nomination of a candidate is not based solely on the factors noted above. When current Board members are considered for nomination for re-election, the Governance Committee also takes into consideration their prior Board contributions, performance, and meeting attendance records. The Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for Board membership. We believe that the backgrounds and qualifications of our directors, considered as a group, provide an appropriate mix of experience, knowledge, and abilities to allow the Board to fulfill its responsibilities. The effectiveness of the Board’s skills, expertise, and background is also considered as part of each Board and committee's annual self-
assessment evaluation process conducted at the direction of the Governance Committee.
Director Compensation
As outlined in its charter, the Compensation Committee has the authority to review and make recommendations to the Board with respect to the components and amount of Board compensation in relation to other similarly situated companies. Periodically, the
Committee directs its compensation consultant to provide an independent assessment of the Company's Board compensation program. An assessment was provided by our compensation consultant in July 2024. The Committee targets total Board compensation levels at a competitive range of peer group median total Board compensation. The Committee considers total aggregate Board compensation and other factors when making recommendations to the Board for approval.
During 2025, our fees for non-employee directors were as follows, with all amounts paid on a quarterly basis:

Director	Annual Retainer ($)	Independent Chair / Vice Chair ($)	Chair Fee (1) ($)	Audit ($)	Compensation ($)	Governance ($)	Total ($)
Norman H. Asbjornson	$68,750	$—	$—	$—	$—	$—	$68,750
Angela E. Kouplen	$68,750	$—	$16,000	$10,000	$—	$—	$94,750
Caron A. Lawhorn	$68,750	$50,000	$20,000	$—	$—	$9,000	$147,750
Stephen O. LeClair	$68,750	$—	$—	$10,000	$—	$9,000	$87,750
A.H. McElroy II	$68,750	$83,250	$16,000	$—	$9,000	$—	$177,000
David R. Stewart	$68,750	$—	$—	$10,000	$—	$9,000	$87,750
Bruce Ware	$68,750	$—	$—	$10,000	$9,000	$—	$87,750
(1) The Chairs of the Compensation Committee and Governance Committee each receive a $16,000 premium for their services.
Additionally, the Chairperson of the Audit Committee receives a $20,000 premium.
Under the current director compensation plan, the annual retainer is inclusive of meetings.

GOVERNANCE OF THE COMPANY
We make annual grants of restricted stock awards to non-employee directors in May in conjunction with our annual meeting. In May
2025, each of Ms. Kouplen, Ms. Lawhorn and Messrs. Asbjornson, LeClair, McElroy, Stewart, and Ware received restricted stock awards for 1,534 shares of stock, which vest ratably over each member's remaining board term.
In addition, directors are subject to equity ownership and retention guidelines, as outlined below in "Stock Ownership and Retention
Policy" section.
The following summarizes our non-employee director compensation for 2025:

Director	Fees Earned or Paid in Cash ($)	Restricted Stock Awards(1) ($)		Stock Options ($)		All Other Comp. ($)	Total ($)
Norman H. Asbjornson	$68,750	$161,354	(3)	$—	(3)	$—	$230,104
Angela E. Kouplen	$94,750	$161,354	(2)	$—		$—	$256,104
Caron A. Lawhorn	$147,750	$161,929	(2)	$—		$—	$309,679
Stephen O. LeClair	$87,750	$161,929	(2)	$—		$—	$249,679
A.H. McElroy II	$177,000	$160,801	(2)	$—		$—	$337,801
David R. Stewart	$87,750	$161,929	(2)	$—		$—	$249,679
Bruce Ware	$87,750	$160,800	(2)	$—		$—	$248,550

(1)
The values reflect grant date fair value of awards ranging from $104.82 to $105.56 per share granted on May 13, 2025. See also, the discussion of assumptions made in valuing these awards in the notes to the Company’s financial statements.

(2)
As of December 31, 2025, 2,390; 2,766; 2,766; 1,534; 2,766 and 1,534 unvested shares associated with restricted stock awards were outstanding for Ms. Kouplen, Ms. Lawhorn, Mr. LeClair, Mr. McElroy, Mr. Stewart and Mr. Ware, respectively. Non-qualified options have not been granted during his or her term as a Board member.

(3)	As of December 31, 2025, 2,390 unvested shares associated with restricted stock awards and 647,104 vested and exercisable non-qualified stock options were outstanding for Mr. Asbjornson.
Compensation Committee’s Interlocks and Insider Participation
No member of the Compensation Committee is or has been a former or current NEO of AAON or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our NEOs identified herein served as a director or a member of a compensation committee (or other committee serving an equivalent function)
of any other entity.
Executive Sessions
Our Board and Board committees regularly conduct executive sessions with independent directors. Our Independent Chair and Vice
Chair preside over each executive session of the independent directors, and the committee chairs preside over executive sessions of each of their respective committees.
Communicating with the Board
Stockholders may communicate with the Board, including the non-management directors, by sending a letter to the Board of
Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon Avenue, Tulsa, Oklahoma 74107. The Corporate Secretary has
the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Board or to any specific director to whom the correspondence is directed.

GOVERNANCE OF THE COMPANY
Whistleblower Procedures
The Audit Committee has established procedures for the submission of complaints regarding accounting, internal accounting controls, audit, and other matters. These procedures include processes for the confidential and anonymous submission of concerns of any such matters by our employees. Our Code of Business Conduct and Ethics prohibits retaliation against employees who report suspected violations of the Code of Business Conduct and Ethics or other misconduct.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Proposal No. 1 - Election of Directors
Election by Majority Vote
On the recommendation of our Governance Committee, the Board of Directors has nominated Caron A. Lawhorn, Stephen O. LeClair and David R. Stewart, current members of the Class II Directors, whose terms expire at the 2026 Annual Meeting, for re-election to the Board. The persons named in the proxy will vote for the election of each of Ms. Lawhorn, Mr. LeClair and Mr. Stewart. Each of the
above named nominees have consented to being named in this Proxy Statement and to serve if elected.
The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 90 and not more than 120 days in advance of the anniversary date of the immediately preceding annual meeting.
If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.
Vote Required
A nominee for director will be elected if a majority of the votes cast are in favor such nominee's election. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote on the director nominees.
Recommendation of the Board:
The Board unanimously recommends that stockholders vote FOR the election of directors Lawhorn, LeClair and Stewart.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Board Diversity
Our directors have a diverse mix of backgrounds, qualifications, skills, and experiences we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy. We have a balance of new and tenured directors, reflecting our commitment to proactive Board refreshment. Assuming the re-election of the three Class II directors to the Board, the average age of our directors will be 62 years; the average tenure will be 12 years; six of our nine directors or 67% are independent; and 44% of our directors are diverse.
Board Diversity Matrix

Skills, Attributes, and Experience	Norman H. Asbjornson	Gary D. Fields	Angela E. Kouplen	Caron A. Lawhorn	Stephen O. LeClair	A.H. McElroy II	Matthew Tobolski	David R. Stewart	Bruce Ware
Accounting and Financial Expertise				●	●	●		●	●
Acquisitions and Divestitures			●	●	●		●		●
Banking				●					●
Compliance			●	●
Corporate Development			●	●	●	●		●	●
Corporate Governance			●	●	●	●		●	●
Engineering Management	●	●				●	●
Executive Compensation			●	●	●	●
Executive Management	●	●	●	●	●	●	●	●	●
Financial and Operational Analysis	●	●	●	●	●	●	●	●	●
Human Resources			●			●
Industry Knowledge	●	●					●
Information Technology			●	●		●
Operations	●	●			●	●	●
Operational Technology						●	●
Public Accounting				●				●
Regulatory Compliance				●
Risk Management and Oversight			●	●	●	●		●	●
Sales Channel	●	●					●
Strategic and Financial Planning		●	●	●	●	●	●	●	●
Demographic Background
Board Tenure (years)	38	11	10	7	9	19	1	5	5
Age (years)	90	66	52	65	57	63	42	70	50
Gender (male/female)	M	M	F	F	M	M	M	M	M
Race/Ethnicity
African American or Black									●
Alaskan Native or American Indian								●
Caucasian/White	●	●	●	●	●	●	●

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Board Qualifications
Set forth below is a description of the background of each of our continuing directors, and nominees for director (* indicates nominees for director). The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon re-election.
Norman H. Asbjornson
Norman H. Asbjornson served as Chief Executive Officer of AAON since its inception until May 2020, when he transitioned to the position of Executive Chairman. He retired as Executive Chairman in May 2022. Mr.
Asbjornson also served as President of AAON from its inception until November 2016, when the Board of
Directors appointed Mr. Gary D. Fields as President.
Additionally, Mr. Asbjornson served as the Executive Chairman of the Board of AAON-Oklahoma and
Chairman of AAON Coil Products, Inc., both our wholly-owned subsidiaries, until his retirement in May 2022.
He has served as a director of AAON since its inception, and currently serves in the class of directors whose terms will expire at the 2027 Annual Meeting.
Gary D. Fields
Gary D. Fields served as President of AAON from November 2016 until January 1, 2024, and served as Chief
Executive Officer from May 2020 until May 2025. He was elected as a director of AAON in 2015, and currently serves in the class of directors whose terms will expire at the 2027 Annual Meeting.
Mr. Fields has been involved in the HVAC industry for more than 35 years. From 1983 to 2012, Mr. Fields was an HVAC equipment sales representative at (and, from 2002 to 2012, a member of the ownership group of)
Texas AirSystems, the largest independent HVAC equipment and solutions provider in the state of Texas, with locations in Dallas, Fort Worth, Houston, Austin, and San Antonio.
Mr. Fields has been significantly involved with the Fort Worth, Texas, Chapter of ASHRAE (the American
Society of Heating, Refrigerating and Air-Conditioning Engineers), having served as Chairman of various
ASHRAE committees and ultimately serving as President of the Society.
Mr. Fields is currently an owner and President of GKR Partners LTD, an HVAC business development consulting firm, which provided business development advice and consultation to the Company and its sales representatives from 2013 to 2016.
Angela E. Kouplen
Angela E. Kouplen was elected for an initial two-year term as a director of AAON in 2016, and currently serves in the class of directors whose terms will expire at the 2027 Annual Meeting of stockholders. She serves as
Chair of our Compensation Committee and a member of our Audit Committee. Ms. Kouplen has over 25 years of experience at multiple energy companies, with an emphasis on information technology (IT), contract management, sourcing/vendor relations, human resource manager, strategy and governance.
Ms. Kouplen currently serves as the Senior Vice President and Chief Human Resources Officer of ONE Gas,
Inc. (NYSE: OGS), where she has oversight for the company’s human resources functions, executive compensation, inclusion and diversity, and aviation. Prior to joining ONE Gas in 2023, she served as the Vice
President of Administration and Chief Information Officer at the University of Tulsa from August 2021 to August
2023. Ms. Kouplen also held several executive positions at WPX Energy, a Tulsa-based stand-alone publicly traded energy company previously part of the Williams Companies, from 2012 to 2021, including the role of
Senior Vice President and Chief Information Officer responsible for human resources, executive compensation, information technology, and real estate. From 2007 to 2010, Ms. Kouplen served in leadership roles at the
Williams Companies (NYSE: WMB) in sourcing and information technology. She also worked at CITGO
Petroleum, a petroleum refining, marketing and transportation company in various information technology positions from 1997 to 2007.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Ms. Kouplen holds a bachelor’s degree in Management from Oklahoma State University and an M.B.A. from the University of Tulsa.
Caron A. Lawhorn
*Caron A. Lawhorn was elected as a director of AAON in January 2019, and currently serves in the class of directors whose terms will expire at the 2026 Annual Meeting. She serves as Chair of our Audit Committee and a member of our Governance Committee. Additionally, the Board elected Ms. Lawhorn as Independent Vice
Chair of the Board at the 2022 Annual Meeting. Ms. Lawhorn has over 35 years of experience in various accounting, finance, operational, commercial and executive positions.
Ms. Lawhorn retired from her most recent role as Senior Vice President and Chief Financial Officer of ONE
Gas, Inc. (a position she held from March 1, 2019 to December 31, 2023), and in such role was responsible for finance, accounting, treasury, investor relations, and ESG reporting. Prior to that, she served as Senior Vice
President, Commercial, a position she held from ONE Gas’s separation from ONEOK, Inc. in January 2014.
Prior to ONE Gas’s separation from ONEOK, Ms. Lawhorn served in a variety of senior executive roles at
ONEOK, including finance, accounting, treasury, operations and corporate development.
Ms. Lawhorn joined ONEOK in 1998, after serving as a Senior Manager at KPMG and Chief Financial Officer
of Emergency Medical Services Authority in Tulsa. She holds a bachelor’s of science degree in Business
Administration from the University of Tulsa and is a certified public accountant.
Stephen O. LeClair
*Stephen O. (“Steve”) LeClair was elected as a director of AAON in 2017 and currently serves in the class of directors whose terms will expire at the 2026 Annual Meeting. He is a member of our Audit Committee and
Governance Committee. Mr. LeClair has over 25 years of experience in various executive, manufacturing, finance, sales and operational positions.
Having previously served as Chief Executive Officer of Core & Main, Inc. (NYSE: CNM) from August 2017 through March 2025, Mr. LeClair currently serves as the Executive Chairman of Core & Main, where he is responsible for leading the board of directors of the nation’s largest distributor of water, sewer, storm, and fire protection products. He previously served as President of HD Supply Waterworks from December 2011 to
August 2017, Chief Operating Officer from 2008 to 2011, and President of Lumber and Building Materials from
April 2007 until its divestiture to ProBuild Holdings in 2008. Mr. LeClair joined Core & Main in 2006 as Senior
Director of Operations. Prior to joining Core & Main, Mr. LeClair was a Senior Vice President at General
Electric ("GE") Capital Equipment Services from 2002 to 2005, and from 1992 to 2002 held various roles at GE
Appliances and Power Generation in distribution, manufacturing and sales.
Mr. LeClair is a graduate of GE Power Generation’s Manufacturing Management Program. He was previously a member of the Saint Louis University’s International Business School Advisory Board. Mr. LeClair holds a bachelor’s degree in Mechanical Engineering from Union College and an M.B.A. degree from the University of Louisville.
A.H. McElroy II
A.H. (“Chip”) McElroy II, P.E. was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2028 Annual Meeting of stockholders. He is Chair of our Governance
Committee and serves as a member of our Compensation Committee. Additionally, the Board elected Mr.
McElroy as Independent Chairman of the Board at the 2022 Annual Meeting.
Since 1997 Mr. McElroy has served as President, CEO and Chairman of McElroy Manufacturing, Inc., a
privately held manufacturing company based in Tulsa, Oklahoma. Since 2002, Mr. McElroy has also served as
Chairman of Southern Specialties Co., a privately held specialty sheet metal manufacturer. Since 2016, Mr.
McElroy has served on the board of directors of Pryer Aerospace, a privately held Tulsa, Oklahoma, based aerospace structural component and sheet metal manufacturer, and from 2016 to June 2019, served on the

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Advisory Board of HydroHoist Marine Group, a privately held Claremore, Oklahoma, based boat lift manufacturer. Since 2017, Mr. McElroy has served as a member on the local advisory board of directors of
Ascension St. John Health System, a healthcare system in northeastern Oklahoma and Southern Kansas.
Mr. McElroy is a graduate of the STAGEN Leadership Academy ILP and ALP, YPO International: Integrated
Brand Building, Harvard Business School & YPO: High Profit, Go to Market Program, and Harvard Business
School & YPO: Sustainable Market Leadership Program. Mr. McElroy holds a bachelor's degree in Mechanical
Engineering from the University of Tulsa.
David R. Stewart
*David R. Stewart was elected as a director of AAON in October 2021, and currently serves in the class of directors whose terms will expire at the 2026 Annual Meeting. Mr. Stewart serves as a member of our Audit
Committee and Governance Committee. He brings over 40 years of professional experience to the Board. Mr.
Stewart currently serves as Chief Administrative Officer and Trustee of the Oklahoma Ordnance Works
Authority located in Pryor, Oklahoma, an industrial public trust that owns and operates MidAmerica Industrial
Park. He was appointed to his current position in December 2012 by former Oklahoma Governor Mary Fallin.
MidAmerica Industrial Park consists of 9,000 acres and is home to over 80 companies in diverse industries
(including Google, Siemens and Chevron Phillips), employing approximately 4,500 people. MidAmerica
Industrial Park is one of the largest industrial parks in the U.S. and top ten in the world with on-site rail, water and electric power. Prior to his current position, Mr. Stewart, a citizen of the Cherokee Nation, served as Chief
Executive Officer of Cherokee Nation Businesses, LLC. During his tenure as CEO of Cherokee Nation
Businesses, LLC, he helped negotiate the Tribal-State Gaming Compact in 2004 and led the Cherokee
Nation’s efforts to successfully diversify its business portfolio to include a wide range of non-gaming enterprises employing over 3,500 people.
Mr. Stewart earned his Master of Science and Bachelor of Science degrees from Oklahoma State University and is a certified public accountant. Governor Kevin Stitt appointed Mr. Stewart as a member to the Governor's
Council of Workforce and Economic Development. He was also appointed by the Governor to the Oklahoma
State Board of Career and Technology Education, which provides oversight of the career technical training system in the state of Oklahoma. Mr. Stewart currently is a member of the Board of Directors for the Tulsa
Regional Chamber, Executive Committee for Tulsa's Future, and is Chair of the Board of Directors for the
Oklahoma Business Roundtable. He also serves on the Board of Directors of the State Chamber of Oklahoma
and Tulsa Community College Foundation.
Matthew Tobolski
Matthew ("Matt") Tobolski has served as CEO of AAON since May 2025, when he was also elected as a director. He currently serves in the class of directors whose terms expire at the 2028 Annual Meeting. Mr.
Tobolski leverages the talents of AAON’s operations, engineering, sales, marketing and administration teams to drive sustainable growth and continue delivering best-in-class solutions to customers. Prior to this role, Mr.
Tobolski served as President and Co-Founder of BASX Solutions from the company’s inception in 2013 until
AAON acquired BASX in 2021. He served as the President and CEO of Tobolski Watkins Engineering, a
structural and earthquake engineering firm, from 2008 to 2017, and as Executive Advisor at Structural Integrity
Associates from 2017 to 2020, following the acquisition of Tobolski Watkins Engineering. Mr. Tobolski earned a bachelor's degree in Civil Engineering from the University of Massachusetts Dartmouth, and a master's degree and Ph.D. in Structural Engineering from the University of California San Diego. He is a member of ASHRAE and ASCE, and he is a licensed Civil and Structural Engineer in California, Oregon and Washington.
Bruce Ware
Bruce Ware was elected as a director of AAON in October 2021, and currently serves in the class of directors whose terms will expire at the 2028 Annual Meeting. Mr. Ware serves as a member of our Audit Committee and Compensation Committee.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
Mr. Ware is Chairman and CEO of One America Bancorp Inc., a financial institution that he founded to provide niche financial and banking services. Prior thereto, he was a Corporate Vice President at DaVita, where he led growth, partnership, and capital raising activities. Prior to DaVita, Mr. Ware served as Assistant Treasurer of
Comstock Resources, an exploration and production company where he oversaw banking relationships, investor relations, human resources, and strategic initiatives. Mr. Ware started his career in the New York office of Donaldson, Lufkin & Jenrette in the investment banking department.
He holds an MBA from Harvard Business School, an MA from The University of Texas at Austin, and a BBA in
Finance from The University of Mississippi. Mr. Ware also serves on the Board of Directors of Seneca Foods
Corporation, where he is a member of the Audit Committee. He previously served on the Board of Directors for
Blackhawk Bank of Beloit, Wisconsin, where he was a member of the Audit and Compensation Committees.
He is a Trustee of the University of Mississippi Foundation.

PROPOSAL NO. 2 - RATIFY THE SELECTION OF INDEPENDENT AUDITOR
Proposal No. 2 - Ratify the Selection of Independent Auditor
Ratification of Selection of Grant Thornton LLP
The Audit Committee has selected the firm of Grant Thornton LLP as the independent registered public accounting firm of the
Company for the year ending December 31, 2026. The Board is submitting the selection of Grant Thornton LLP for ratification at the
Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit
Committee believe the submission provides Stockholders an opportunity to communicate with the Board and Audit Committee concerning an important component of corporate governance. If the stockholders do not ratify the selection of Grant Thornton LLP, the Audit Committee may reconsider the selection of that firm as the Company's auditors.
Representatives of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions posed by stockholders.
Vote Required
Approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast on the proposal. Accordingly, abstentions will have no effect on the outcome of the vote on this proposal. Brokers have discretionary authority and may vote on the proposal without having instructions from the beneficial owners or persons entitled to vote thereon.
Recommendation of the Board:
The Audit Committee and Board unanimously recommend a vote FOR the ratification of Grant Thornton LLP as the
Company's independent registered public accounting firm for the year ending December 31, 2026.
Audit and Non-Audit Fees
Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by the independent auditor. The following services were authorized by the Audit Committee.
The following table presents fees billed for services rendered by GT for the years ended December 31, 2025, and 2024:

	Year Ended December 31,
Fee Type	2025	2024
Audit fees (1)	$969,777	$772,109
Audit-related fees	—	—
Tax fees	—	—
Total	$969,777	$772,109

(1)
Professional services rendered for the audits of our financial statements and reviews for the related quarterly financial statements and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including reviews of documents filed with the SEC.

PROPOSAL NO. 2 - RATIFY THE SELECTION OF INDEPENDENT AUDITOR
Audit Committee Policy on Services Provided by the Independent Registered Public
Accounting Firm
The Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent auditor. In furtherance of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of all audit and audit-related services and permissible non-audit services provided by our independent auditor. Prior to engagement of Grant
Thornton, LLP as our independent auditor for the 2026 audit, the Committee discussed the services with management and Grant
Thornton, LLP, and subsequently approved GT as auditor. The audit services are comprised of work performed in the audit of our financial statements and to attest and report on our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including:
•Quarterly review of our unaudited financial statements;
•Consents and assistance with the review of documents filed with the SEC.
Audit fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus budgeted fees periodically during the year by category of service.
Audit Committee Report
To the Board of Directors of AAON, Inc.
The Audit Committee oversees AAON's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed with management and with the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2025.
We have discussed with the independent auditors the matters required to be discussed by accounting standards issued by the Public
Company Accounting Oversight Board.
We have received, reviewed, and discussed with Grant Thornton, LLP the written disclosures and communications from them required by the Public Company Accounting Oversight Board regarding their independence.
Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Audit Committee of the Board of Directors:
Caron A. Lawhorn, Chair
Angela E. Kouplen, Member
Stephen O. LeClair, Member
David R. Stewart, Member
Bruce Ware, Member
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the
Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in any such filing.

STOCK OWNERSHIP
Stock Ownership
Holdings of Major Stockholders
As of March 13, 2026 (the record date), we had issued a total of 81,589,231 shares of $.004 par value Common Stock, our only class of stock outstanding. Each share is entitled to one vote on all matters submitted to a vote by stockholders.
The following table sets forth as of March 13, 2026, the aggregate number of our shares of Common Stock owned by each person known by us to be the beneficial owner of more than 5% of our Common Stock:

Name and Address of Beneficial Owner	Number of Shares Owned		Percent of Class
Norman H. Asbjornson	13,728,550	(1)	16.8%
2425 South Yukon Ave.
Tulsa, OK 74107
BlackRock, Inc.	6,271,197	(2)	7.7%
50 Hudson Yards
New York, NY 10001
The Vanguard Group	5,913,195	(3)	7.2%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP	6,839,277	(4)	8.4%
280 Congress Street
Boston, MA 02210

(1)
Includes 10,810 shares under AAON's 401(k) plan, 647,104 shares issuable upon exercise of stock options exercisable currently or within 60 days of the Annual Meeting,1,289,290 shares owned by his foundation and 11,006,207 shares held as trustee of trusts. Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him.

(2)
This share ownership information was provided in a Schedule 13G/A filed April 17, 2025, which discloses that BlackRock, Inc. possesses sole voting power of 6,133,051 shares and sole dispositive power of 6,271,197 shares.

(3)
This share ownership information was provided in a Schedule 13F-HR filed on January 29, 2026, which discloses that The Vanguard Group possesses sole dispositive power of 5,869,967 shares, shared voting power of 58,929 shares, and shared dispositive power of 43,228 shares.

(4)
This share ownership information was provided in a Schedule 13G/A filed on February 10, 2026, which discloses that Wellington Management
Group LLP possesses no sole voting power, shared voting power of 5,693,799 and no sole dispositive power.

STOCK OWNERSHIP
Holdings of Officers and Directors
The following table sets forth as of March 13, 2026, the aggregate number of shares of our Common Stock owned of record or beneficially by each current director, nominee for director, and each NEO and all directors, nominees for director and NEOs as a group:

Name of Beneficial Owner	Total Number of AAON Common Stock Shares owned (1)	Shares Issuable Upon Exercise of Stock Options (2)	Percent of Class
Norman H. Asbjornson	13,081,446	647,104	16.83%
Gary D. Fields	49,622	133,160	*
Casey Kidwell	14,690	6,333	*
Angela E. Kouplen	37,869	—	*
Caron A. Lawhorn	17,385	—	*
Stephen O. LeClair	30,276	—	*
A. H. McElroy II	135,067	—	*
Matthew Shaub	2,294	4,005	*
David R. Stewart	11,586	—	*
Rebecca A. Thompson	30,367	171,403	*
Matt Tobolski	335,291	30,174	*
Stephen E. Wakefield	29,520	26,018	*
Bruce Ware	8,586	—	*
Directors, nominees and Named Executive Officers as a group (13 persons)	13,783,999	992,179	18.14%

(1)	All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.
(2)	Shares issuable upon exercise of stock options exercisable currently or within 60 days of the Annual Meeting.
*	Less than 1%.
The following table sets forth for the persons indicated and the number of shares of our common stock that are held on the person's behalf by the trustee of our 401(k) Plan as of March 13, 2026:

Name of Beneficial Owner	Stock Held by 401(k) Plan
Norman H. Asbjornson	10,810
Gary D. Fields	6,120
Casey Kidwell	2,208
Angela E. Kouplen	—
Caron A. Lawhorn	—
Stephen O. LeClair	—
A. H. McElroy II	—
Matthew Shaub	665
David R. Stewart	3,000
Rebecca A. Thompson	4,225
Matt Tobolski	2,638
Stephen E. Wakefield	15,246
Bruce Ware	—
Directors, Nominees, and Named Executive Officers as a group (13 persons)	29,666

STOCK OWNERSHIP
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, as well as persons who beneficially own more than 10.0% of a registered class of AAON's equity securities, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.
Based solely on a review of the reports filed for fiscal year 2025 and related representations, we believe that all Section 16(a) reports applicable to its directors and executive officers were filed on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
Executive Officers
This compensation discussion and analysis provides information regarding our executive compensation program in 2025 for the following executive officers of the Company (collectively, the "named executive officers" or “NEOs”):

NEO Name	NEO Title
Matthew J. Tobolski	Chief Executive Officer(1)
Gary Fields	Special Advisor to the Board, Former Chief Executive Officer(1)
Rebecca A. Thompson	Chief Financial Officer and Treasurer
Stephen E. Wakefield(2)	Executive Vice-President and General Manager, AAON Business Unit
Casey Kidwell	Chief Administrative Officer
Matthew Shaub	Executive Vice President and General Manager, BASX Business Unit
(1)Effective May 13, 2025, Mr. Tobolski, President and Chief Operating Officer, replaced Gary Fields as Chief Executive Officer.
(2)Effective January 1, 2026, Mr. Wakefield transitioned out of his NEO role. His title is now AAON Fellow, Principal Engineering Advisor.
Executive Summary
During 2025, our executive officers led our efforts to increase sales, executed our internal capital expenditure programs, and positioned the Company to capitalize on anticipated growth. Key accomplishments during 2025 include:
Financial Performance
The Company ended the year with a backlog of $1,828.5 million, up 110.9% compared to December 31, 2024. The increase is the result of the increased demand for our data center products. The Company's growing backlog and robust order activity demonstrate meaningful market share capture as customers prioritize high-performance, energy-efficient, and reliable infrastructure solutions. The overwhelming demand for BASX-branded products also helped drive net sales growth of 20.1% to $1,442.1 million for the year ended
December 31, 2025.
Expansion and Growth
We had capital expenditures, including the acquisition of intangible assets, for the year ended December 31, 2025 of $204.9 million.
These investments funded our expansions across multiple facilities to build capacity for future growth, primarily driven by demand for
BASX-branded products including the large investment in our Memphis, Tennessee, facility which was purchased in December 2024.
As returns on these investments begin to materialize, we expect operating cashflow to improve significantly, supported by higher earnings and improved working capital efficiency.
Dividends and Stockholder Returns
We are committed to returning value to our stockholders. We make quarterly dividend payments with increases as needed. We want to reward long-term stockholders through share buybacks. When we have excess cash, we work to repurchase shares and decrease our share count. In 2025, we completed the repurchase of 0.4 million shares in the open market for $30.0 million at an average price of $80.81.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
The following outlines key features of our compensation program, in addition to typical "best practices" that we adhere to:

What We Do	What We Do Not Do
Pay for Performance: Our executive compensation plan is aligned with stockholder interests by rewarding for strong financial performance and stock price appreciation.	No Stock Option Re-Pricing: We do not permit re-pricing of equity awards without stockholder approval.
Stock Ownership/Retention Requirements: Our directors, executive officers and certain other key employees are subject to robust stock ownership and retention requirements.	No Tax Gross-Ups: We do not provide tax gross-ups.
Independent Compensation Consultant: We utilize an independent compensation consultant reporting directly to the Compensation Committee.
No Hedging or Pledging in Company Securities: Our directors, executive officers and other employees are prohibited from
engaging in hedging transactions, short sales, pledging or
derivative transactions with respect to AAON securities.

Limited Perquisites: We provide executive physicals for our NEOs, which aligns with our wellness initiatives and assists in mitigating risk. No other perquisites exist.	No Employment Agreements: AAON does not have employment agreements with our NEOs.
Compensation Clawback: Our executive officers are subject to a compensation clawback policy (with a three-year look-back
period) that requires reimbursement of any bonus or incentive compensation (as well as the cancellation of unvested,
restricted or deferred equity awards) in the event of officer misconduct that was a material factor causing a restatement of the Company’s financial statements. We also maintain a
compensation recovery (clawback) policy that complies with
Nasdaq requirements.
We do not provide single-trigger for equity treatment upon a change in control.
Our executive compensation programs are determined and approved by our Compensation Committee, after consideration of recommendations by the Principal Executive Officer (PEO) (for individuals other than himself) and information provided by the
Compensation Committee's independent compensation consultant. The Compensation Committee, however, uses its own judgment to ultimately make the final decisions concerning compensation paid to our NEOs.
The Compensation Committee has the direct responsibility and authority to review and approve our goals and objectives relative to the compensation of the NEOs, and to determine and approve (either as a committee or with the other members of our Board who qualify as "independent" directors under applicable guidelines adopted by NASDAQ) the compensation levels of the NEOs. However, when making pay decisions for the NEOs, we consider input and recommendations from the Company's PEO (for individuals other than himself). Equity awards are generally granted to our NEOs after filing of our annual report. In certain circumstances, including the hiring or promotion of an officer, the Compensation Committee may approve grants to be effective at other times. The
Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Our historical executive compensation programs have intended to achieve two objectives:
1.To enhance our profitability and stockholder value;
2.To attract, motivate, reward and retain high-quality employees, including executive personnel, who contribute to our long-term success.
As described in more detail below, the material elements of our historical executive compensation program for NEOs include a base salary, annual incentive bonuses, equity-based compensation, and Company contributions to AAON’s 401(k) plan.

COMPENSATION DISCUSSION AND ANALYSIS
We believe that each element of the executive compensation program helps to achieve one or both of the compensation objectives outlined above. The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives
Base Salary	Attract and retain qualified executives;
Motivate and reward executives’ performance;
Stay competitive in the marketplace;
Bonus Compensation	Motivate and compensate executives’ performance;
Stay competitive in the marketplace;
Motivate the achievement of short-term business objectives that contribute to our long-term strategic success;
Equity-Based Compensation — Performance share units, restricted stock awards, and stock options	Enhance profitability of AAON and stockholder value by aligning executives with stockholders’ interest;
Attract and retain qualified executives;
Motivate the successful execution of our long-term strategic objectives;
Retirement Benefits – 401(k) and Health Savings Account	Attract and retain qualified executives;
Stay competitive in the marketplace
Our executive compensation program is designed to reward performance for enhanced profitability, revenue growth and, ultimately, increased stockholder value. We believe in a compensation plan that fosters a culture of ownership and stockholder alignment that allows us to attract and retain top talent who are similarly focused on the creation of long-term value. We reward our executive officers with a pay mix that emphasizes long-term compensation through performance share units, stock options and restricted stock awards to align stockholders' and executives’ interests. We strive to provide total compensation that falls within a reasonable range of our peer group market median for NEOs, which also considers individual attributes and performance, as well as company performance. We utilize an annual bonus and equity program to incentivize executive officers to meet and exceed Company performance goals. We maintain a compensation program that operates in the best interests of AAON and our stockholders, rewarding NEOs based on performance.
Under the terms of the Compensation Committee Charter, the Compensation Committee is authorized to engage independent advisors, at the Company's expense, to advise the Compensation Committee on any matters within the scope of the Committee's duties. For 2025, the Compensation Committee retained Meridian Compensation Partners, LLC ("Meridian") to serve as an independent consultant to the Committee to provide information and objective advice regarding executive and outside director compensation. The Committee did not direct Meridian to perform its services in any particular manner or under any particular method.
The Committee has the final authority to hire and terminate the compensation consultant and the Committee evaluates the compensation consultant annually. Meridian does not provide any services to the Company other than in its role as advisor to the
Committee and performing valuations of our PSUs, and the Committee has determined that no conflicts of interest exist as a result of the engagement of Meridian.
Benchmarking and Peer Group
The Compensation Committee evaluates executive compensation by benchmarking our NEOs’ target total compensation relative to comparable market data provided by our independent compensation consultant. Market references are provided for our NEOs, where available, from our peer group which consists of 17 publicly-traded companies of similar size, operating in similar industries to AAON
(detailed below). This group is reviewed and approved annually, with modifications made as needed, considering changes to business characteristics, size, M&A, etc. Where data may be limited for certain roles, or as an additional market reference, survey data is also used and is reflective of manufacturing organizations with revenues within a reasonable range of AAON.

COMPENSATION DISCUSSION AND ANALYSIS
Each element of compensation is benchmarked against peer and/or survey-reported pay information, as applicable. Target total compensation is generally targeted within a reasonable range of median; however, variation may exist based on individual and company performance, tenure in role, future potential, and internal equity.
Peer Group Used for 2025 Pay Decisions:

Ameresco, Inc.	Gibraltar Industries, Inc.	The AZEK Company Inc.
Armstrong World Industries, Inc.	Griffon Corporation	The Gorman-Rupp Company
CECO Environmental Corp.	Insteel Industries, Inc.	Thermon Group Holdings, Inc.
CSW Industrials, Inc.	Powell Industries, Inc.	Trex Company, Inc.
Encore Wire Corporation	Quanex Building Products Corporation	Vicor Corporation
Enerpac Tool Group Corp.	Simpson Manufacturing Co., Inc.
One change was made to the peer group for the 2025 plan year. PGT Innovations was acquired and as a result removed from the peer group. Griffon Corporation was added in their place. The group shown above was considered when establishing 2025 pay levels.
2025 Executive Compensation Program Elements
The following discussion, as well as the information contained in the tables below, are based upon our historical and current compensation plans, in effect in 2025 and in the previous reported year. In support of our pay-for-performance philosophy, a majority of the target compensation for our NEOs under our annual compensation program is allocated to variable compensation, with the structure for the CEO weighted even more heavily toward performance-based pay.
AAON's pay philosophy emphasizes pay-for-performance, with 81.5% of our CEO's target compensation at risk for 2025, and 61.3%
of our other NEOs' target compensation at risk.

COMPENSATION DISCUSSION AND ANALYSIS
Base Salaries
Below is a summary of 2025 annual base salaries for our NEOs:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Percent Increase (1)
Matthew J. Tobolski	$500,000	$800,000	60.0%
Gary D. Fields	$800,000	$550,000	(31.3)%
Rebecca A. Thompson	$410,000	$450,000	9.8%
Stephen E. Wakefield	$400,000	$400,000	—%
Casey R. Kidwell	$—	$375,000	—%
Matthew J. Shaub	$—	$350,000	—%
(1) The 2024 salaries for Mr. Tobolski and Mr. Fields reflect the individuals' roles at that time. In 2024, Mr. Tobolski served as the
President and COO before his appointment as CEO in May 2025. Additionally, Mr. Fields role as CEO ended May 2025 when he transitioned to his position as Special Advisor. These role changes are reflected in the base salaries for both of these individuals.
In approving these executives’ salary levels, the Committee took into account certain factors, including recommendations of the principal executive officer (except as it related to himself), each executive's individual experience and responsibilities, and the
Company’s performance. Further, as shown in the comprehensive benchmarking study conducted by the independent compensation consultant, base salary levels for each of our NEOs were positioned below the median of the applicable market benchmark. Base salary increases were based on individual and Company performance, market data (market adjustments made with the intention of more closely aligning with market median, over time) and other internal considerations.
Effective May 13, 2025, Mr. Tobolski was promoted to President and Chief Executive Officer of AAON, Inc. (an Oklahoma
Corporation). The adjustment in base salary for Mr. Tobolski reflects his full responsibility as CEO overseeing all aspects of the
Company's operations to include defining vision and strategy, driving performance, and representing the company as the primary spokesperson to stakeholders, investors, employees, customers, and the communities in which we operate.
Annual Cash Incentive Bonuses
We have an “at risk” annual incentive bonus that is intended to facilitate alignment of management with corporate objectives and stockholder interests in order to achieve outstanding performance and to meet specific financial goals by:
•providing the employees designated by the Committee with incentive compensation tied to stockholder interests and goals for the Company;
•providing competitive compensation to attract, motivate, reward, and retain employees who achieve outstanding performance;
•fostering accountability and teamwork throughout the Company; and
•contributing to the long-term success of the Company.
We believe the annual incentive bonus should be a substantial component of total compensation and based upon achievement of the
Company’s annual "Opportunity Budget." It is weighted on the following two components, which drive stockholder value:
1.Operating Profit (67%) - The Company's Operating Profit calculated as the Company's budgeted net income before profit sharing and income taxes, but after bonus accrual; and
2.Net Sales (33%) - The Company’s budgeted net sales.
The annual incentive compensation opportunity is expressed as a percentage of the executive officer’s base salary multiplied by a bonus factor. Bonus factors for each Named Executive Officer are as follows:

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	2024 Bonus Target	2025 Bonus Target
Matthew J. Tobolski(1)	70%	105%
Gary D. Fields(1)	105%	80%
Rebecca A. Thompson	65%	70%
Stephen E. Wakefield	65%	65%
Casey R. Kidwell	—%	60%
Matthew J. Shaub	—%	60%
(1)Effective May 13, 2025, Mr. Tobolski, President and Chief Operating Officer, replaced Gary Fields as Chief Executive Officer.
The following table reflects performance and payout level percentages for the Annual Incentive compensation opportunity:

Metric	Weighting	Performance Level (% of Target) (1)			Payout Level (% of Target) (1)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Operating Profit	67%	80%	100%	120%	33.33%	100%	200%
Net Sales	33%	90%	100%	110%	33.33%	100%	200%

(1)	For performance between stated levels shown, payouts are determined based on straight-line, linear interpolation. No payout will be made if threshold performance is not met.
The following details the actual results for the fiscal year ended December 31, 2025, for the Company:
The eligible bonus amounts for our NEOs are shown in the table below:

Named Executive Officer	Base Salary(1)	Eligible % of Base Salary(2)	Bonus Target	Weighted Bonus Factor	Individual Performance Adjustment	Annual Incentive Bonus Amount
Matthew J. Tobolski	$712,885	105%	$748,529	0.31	1.00	$218,869
Gary D. Fields	$647,115	80%	$517,692	0.31	1.00	$186,954
Rebecca A. Thompson	$442,308	70%	$309,616	0.31	1.00	$96,107
Stephen E. Wakefield	$400,000	65%	$260,000	0.31	1.00	$81,747
Casey R. Kidwell	$365,385	60%	$219,231	0.31	1.00	$68,929
Matthew J. Shaub	$346,769	60%	$208,061	0.31	1.00	$65,417

(1)	Salary is cash compensation for the year and reflects varying pay levels during the year.
(2)	Eligible targets reflect varying levels during the year based on changes in roles.
AAON’s annual incentive program also consists of an individual performance assessment, which allows the Committee to recommend to the Board that any earned annual incentive payout be adjusted +/-15% based on the Committee’s assessment of individual performance against his or her annual objectives. A sample of these objectives for our CEO include:

COMPENSATION DISCUSSION AND ANALYSIS
•Leadership and development of high-performing team
•Overall company financial and operational performance
•Optimizing operational efficiency
Performance assessments are reviewed for all NEOs by the Compensation Committee. The Compensation Committee will recommend to the Board in the case of Mr. Tobolski, and Mr. Tobolski will recommend to the Compensation Committee in the case of other NEOs, a performance adjustment to increase or decrease the bonus amount earned by each NEO up to 15% based upon how such individual has performed in relation to his or her annual objectives. For 2025, no adjustments were applied for individual performance.
Equity-Based Compensation
Our policy is that the NEOs’ long-term compensation should be directly linked to enhancing profitability and value provided to our stockholders. Accordingly, the Compensation Committee grants equity awards under our 2016 and 2024 Long-Term Incentive Plan, creating a strong linkage between realized pay to stockholder value creation. Such grants are largely based upon the recommendation of the principal executive officer (except as to himself) based on the NEO's performance in the prior year and his or her expected future contribution to our performance.
Positive overall Company performance (financial as well as stock price performance) is a primary element associated with the grant of equity-based compensation to the executive officers as a group. When determining the total value of compensation provided to our executive officers, our Compensation Committee, with the advice of our CEO, evaluates various aspects of Company performance in light of general economic conditions, and compares the Company's performance against similar competitors in the industry.
Performance elements considered may include improvement in sales performance, cost containment initiatives, product and marketing development, risk management, or successful completion of major capital projects, including enhancements to manufacturing operations. These elements have not been specifically weighted in determining the amount of the equity incentive awards because the relative importance of each element may change from time to time and the responsibilities of each executive officer, as they contribute to the achievement of any particular objective, may vary.
Factors considered when determining any specific equity-based award include:
•the responsibilities of the executive officer;
•the scope, level of expertise and experience required for the executive officer’s position and the period during which the officer has performed these responsibilities;
•the strategic impact of the officer’s position; and
•the potential future contribution of the officer.
In 2025, we maintained the same targeted equity mix used the previous year, which emphasizes performance-based elements of
PSUs (50%) and stock options (25%), with the remaining 25% allocated to restricted stock awards. The PSUs will measure AAON’s three-year total shareholder return (TSR) relative to the constituents of the S&P 400 and S&P 600 within the Building Products
Industry Group (as constituted at the beginning of the performance period). Previously, performance was measured against constituents of the S&P 600 SmallCap Capital Goods Industry Group. In 2025, the new comparator group was selected to better reflect the Company's growing market cap. This allows us to reward executives for performance relative to companies facing similar market forces and aligns the interests of management with stockholders by incentivizing performance that drives returns that exceed our peers. The vesting horizon for the time-vested restricted shares and stock options is consistent with prevailing market trends at three years, which also aligns with the three-year performance period/vesting horizon of the PSUs. Please see the exhibit below for the relative TSR performance and payout scale:

COMPENSATION DISCUSSION AND ANALYSIS

TSR Percentile Ranking	Payout as a % of Target
80th Percentile or Above	200%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%
Results between points are interpolated on a straight-line basis. In the event that AAON's absolute TSR is negative over the three-
year performance period, the payout will be capped at 100.0% of target, regardless of relative performance.
For the three-year performance period of January 1, 2023, through December 31, 2025, the Company's TSR was 56.6%, which ranked in the 46.6th percentile of our peer group and resulted in a final payout of 83.2% of target. The resulting shares can be found in the Performance Unit Vesting Schedule shown as part of the Grants of Plan-Based Awards tables.
Awards may be granted to new key employees on their hire date. Other grant date determinations are made by the Compensation
Committee, which are based upon the date the Committee met and proper communication was made to the NEO or key employee as defined in the definition of grant date by FASB ASC Topic 718. Stock option exercise prices are equal to the value of AAON stock on the close of business on the determined grant date. We have no program or practice to coordinate timing of grants with release of material, nonpublic information.
Retirement Benefits - Defined Contribution Plan, 401(k) and Health Savings Account
We sponsor a defined contribution plan (the "Plan”). Eligible employees may make contributions in accordance with the Plan and IRS guidelines. In addition to the traditional 401(k), eligible employees are given the option of making an after-tax contribution to a Roth
401(k) or a combination of both. Eligible employees are automatically enrolled in the Plan at a 6.0% deferral rate and currently contributing employees' deferral rates are increased to 6.0% each year, unless their current rate is above 6.0% or the employee elects to decline the automatic enrollment or increase.
The Company presently matches 175% up to 6.0% of employee contributions of eligible compensation. Administrative expenses for the Plan are paid for by Plan participants. Additionally, Plan participant forfeitures are used to reduce the cost of the Company contributions. We contribute in the form of cash and direct the investment to shares of AAON stock. Employees are 100.0% vested in salary deferral contributions and vest 20.0% per year at the end of years two through six of employment in employer matching contributions.
The amounts contributed by us to each NEO under the 401(k) plan are based on actual contributions and the base salary, bonus and equity compensation of the employee, and are reported in the “All Other Compensation” column of the “Summary Compensation
Table” for each NEO, if applicable, and if the threshold reporting requirements were met. Our employees participate in a high-
deductible health savings plan wherein they may open a Health Savings Account. We match 175.0% of employee contributions to their Health Savings Account.
Other Compensation Program Components
In addition to establishing the pay elements described above, we have adopted a number of policies to further the goals of the executive compensation program, particularly with respect to strengthening the alignment of our NEOs’ interests with stockholder long-term interests.
Termination and Severance Arrangements
The Executive Severance Plan includes senior executive officers, which includes NEOs, in order to define a consistent approach of treatment in the event of a severance event. Under the plan, NEOs are eligible to receive a payment of 1.5 to 2.0 times the sum of the NEOs base salary and, in certain circumstances, target annual bonus. Any severance payment is subject to the execution of an irrevocable release of claims.
Change in Control Agreements
Our change in control agreements, in conjunction with the NEOs’ equity award agreements, provide separation benefits for our
NEOs. Our program includes a double trigger for benefits and equity vesting. This means there must be a Company change in control

COMPENSATION DISCUSSION AND ANALYSIS
and the NEO must experience a qualifying termination of employment prior to receiving benefits under the agreement. This practice creates security for the NEOs but does not provide an incentive for the NEO to leave the Company. Our program is designed to encourage the NEOs to focus on the best interests of stockholders by alleviating their concerns about a possible detrimental impact to their compensation and benefits under a potential change in control, not to provide compensation advantages to NEOs for executing a transaction.
Our Committee reviews our change in control benefits periodically to ensure they are consistent with competitive practice and aligned with our compensation philosophy. As part of the review, calculations are performed to determine the overall program cost to the
Company if a change in control event were to occur and all covered NEOs were terminated as a result. An assessment of competitive norms, including the reasonableness of the elements of compensation received, is used to validate benefit levels for a change in control. The Committee continues to believe that offering a change in control program is appropriate and critical to attracting and retaining executive talent and keeping them aligned with stockholder interests in the event of a change in control.
Stock Ownership and Retention Policy
The Board approved robust stock ownership and retention policies for directors and executive officers in order to further align the interests of our directors and executive officers with those of our stockholders. Our stock ownership and retention policy is as follows:
Amount of Ownership: determined as a multiple of the individual’s base salary or a specified dollar value, as noted below. These amounts represent the minimum amount of AAON stock an individual should seek to acquire and maintain:

Position	Minimum Stock Ownership Requirements
CEO	6 times base salary
President (when separate from CEO)	4 times base salary
CFO, COO, EVP, SVP	3 times base salary
Other Officers	2 times base salary
Directors	6 times board level cash retainer
Eligible Forms of Equity to Determine Value:
•Shares owned individually or jointly with the individual's spouse and/or children residing in the same household
•Shares held in a trust for the benefit of the Subject Person, as well as for the benefit of his or her family
•Shares owned and held within the Company's 401(k) plan
•Unvested restricted stock awards.
Retention Requirements for Equity Awards:
•In the event a Subject Person is not meeting the Minimum Stock Ownership requirements, the Subject Person must retain
75.0% of shares, net of taxes, of each award as it vests and each stock option as it is exercised.
As of March 13, 2026, all current non-employee directors satisfy the ownership requirement. Since Mr. Tobolski is an executive officer of the Company (in addition to being a director), he must comply with the equity ownership guidelines applicable to his respective officer position. As of March 13, 2026, all NEOs satisfy the minimum ownership requirements.
Prohibition on Hedging or Pledging Stock
Our Insider Trading Policy prohibits our directors, NEOs and all other insiders (including each of their designees) from engaging in short sales or from hedging transactions of any nature that are designed to hedge or offset a decrease in market value of such person’s ownership of the Company's equity securities. Our Insider Trading Policy also prohibits our directors, NEOs and all other

COMPENSATION DISCUSSION AND ANALYSIS
insiders (including each of their designees) from purchasing financial instruments or engaging in other problematic transactions involving the Company’s equity securities, including puts, calls, collars, forward contracts or other derivative securities concerning the
Company's equity securities. We prohibit such conduct since purchasing such financial instruments or engaging in such transactions would result in our insiders no longer being exposed to the full risks of ownership of the Company’s equity securities, which may weaken the alignment of our insiders with the objectives of the Company’s stockholders. Additionally, our directors, NEOs and all other insiders may not pledge or hold their Company equity securities in a margin account.
Clawback Policies
Our Company has a Compensation Adjustment and Recovery Policy for our NEOs. Pursuant to this policy (commonly referred to as a clawback policy), our NEOs are subject to a compensation clawback (with a three-year look-back period) that requires reimbursement of any bonus or incentive compensation (as well as the cancellation of unvested, restricted or deferred equity awards) in the event of officer misconduct that was a material factor causing a restatement of the Company’s financial statements.
In addition, effective October 2, 2023, the Board approved a new Executive Officer Compensation Recovery Policy (the "Mandatory
Clawback Policy"), that is designed to comply with, and will be interpreted pursuant to, Section 10D of the Exchange Act and the applicable rules of Nasdaq. Under the Mandatory Clawback Policy, in the event of an accounting restatement due to the Company's material noncompliance with any financial reporting requirement under applicable securities laws, including required accounting restatements to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded performance-based compensation previously paid to the Company's executive officers pursuant to the terms of the Mandatory
Clawback Policy. The Company is prohibited from indemnifying any executive officer (current or former) against the loss of erroneously awarded performance-based compensation and from paying or reimbursing any executive officer for the cost of insurance to cover any such loss.

COMPENSATION COMMITTEE REPORT
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation
Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K. Based upon this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference in our Form 10-K.

Compensation Committee of the Board of Directors
Angela E. Kouplen, Chair
A.H. McElroy II, Member
Bruce Ware, Member
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in any such filing.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Compensation of Named Executive Officers
The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards Table”, and the description of the material terms of the non-qualified options and restricted stock awards granted in 2025 that follow it, provide information regarding the long-term equity incentives awarded to NEOs in 2025 that are also reported in the “Summary Compensation Table”. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option
Exercises and Stock Vesting Table” provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.
We did not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, written or unwritten constructive termination or change in control arrangements for any of our NEOs for the year ended December 31, 2025.

Name and Principal Position(2)	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation (3) ($)	Total ($)
Matthew J. Tobolski Chief Executive Officer	2025	712,885	—	1,916,180	764,557	218,869	43,591	3,656,082
	2024	503,548	—	579,635	162,514	203,000	48,975	1,497,672
Gary D. Fields Special Advisor to the Board	2025	647,115	—	514,508	207,709	186,954	51,387	1,607,673
	2024	790,385	—	2,220,495	607,314	478,022	52,418	4,148,634
	2023	745,192	—	2,240,116	562,500	1,421,143	37,834	5,006,785
Rebecca A. Thompson Chief Financial Officer and Treasurer	2025	442,308	—	353,738	142,837	96,107	45,745	1,080,735
	2024	403,269	—	457,277	125,117	152,048	42,605	1,180,316
	2023	369,231	—	448,053	112,496	478,504	38,887	1,447,171
Stephen E. Wakefield Executive Vice-President and General Manager, AAON Business Unit	2025	400,000	—	273,438	110,359	81,747	40,500	906,044
	2024	398,654	—	377,593	103,258	150,293	46,893	1,076,691
	2023	327,115	—	313,501	78,785	409,057	41,116	1,169,574
Casey R. Kidwell Chief Administrative Officer	2025	365,385	—	225,093	90,889	68,929	44,385	794,681
Matthew J. Shaub Executive Vice-President and General Manager, BASX Business Unit	2025	346,769	—	209,114	84,342	65,417	28,988	734,630

(1)
See discussion of assumptions made in valuing these awards in the notes to our financial statements. The values reflect grant date fair value of awards. Compensation costs are recognized for options, performance share units and restricted stock awards over their requisite service period.

(2)
All amounts relate to our Annual Cash Incentive Bonus Plan and are accrued at December 31st and paid in March of the following year. See details in the above discussion under Annual Cash Incentive Bonuses.

(3)	All Other Compensation consists of the following amounts:

Name	Year	Match under 401(k) Plan (a)	Match to Health Savings Account (HSA) (b)	Life Insurance Premiums (c)	Executive Physicals(d)	Other Bonuses (e)
Matthew J. Tobolski	2025	$36,750	$5,441	$1,163	$—	$237
Gary D. Fields	2025	$36,225	$5,425	$1,428	$—	$8,309
Rebecca A. Thompson	2025	$36,750	$5,441	$1,428	$—	$2,126
Stephen E. Wakefield	2025	$36,750	$—	$1,428	$—	$2,322
Casey R. Kidwell	2025	$36,750	$5,250	$1,428	$—	$957
Matthew J. Shaub	2025	$23,385	$4,141	$1,424	$—	$38

COMPENSATION OF NAMED EXECUTIVE OFFICERS

(a)	Represents matching contributions to the Company's 401(k) Plan by AAON.
(b)	Represents matching contributions by AAON to the employee's Health Savings Account.
(c)	Represents company-paid life insurance premiums.
(d)	Represents reimbursement of cost for executive physicals.
(e)	Represents dividend payments on restricted stock that vested.
Grants of Plan-Based Awards
We award stock incentives to key employees and the NEOs either on the initial date of employment or due to performance incentives throughout the year. The 2025 grants to NEOs are reported in the table that follows.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

		Estimated Future Payouts under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock/ Option Awards ($) (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew J. Tobolski	5/13/25				4,562	9,124	18,248				692,512
	5/13/25							4,311			451,898
	5/13/25								11,964	105.95	452,951
	3/11/25				3,042	6,083	12,166				461,670
	3/11/25							3,816			310,100
	3/11/25								10,995	82.39	311,606
		247,015	748,529	1,497,059
Gary D. Fields	3/11/25				2,028	4,055	8,110				307,775
	3/11/25							2,544			206,733
	3/11/25								7,329	82.39	207,709
		170,838	517,692	1,035,384
Rebecca A Thompson	3/11/25				1,394	2,788	5,576				211,609
	3/11/25							1,749			142,129
	3/11/25								5,040	82.39	142,837
		102,173	309,616	619,231
Stephen E. Wakefield	3/11/25				1,077	2,154	4,308				163,489
	3/11/25							1,353			109,949
	3/11/25								3,894	82.39	110,359
		85,800	260,000	520,000
Casey R. Kidwell	3/11/25				887	1,774	3,548				134,647
	3/11/25							1,113			90,446
	3/11/25								3,207	82.39	90,889
		72,346	219,231	438,462
Matthew J. Shaub	3/11/25				824	1,647	3,294				125,007
	3/11/25							1,035			84,107
	3/11/25								2,976	82.39	84,342
		68,660	208,061	416,123

(1)	The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.
(2)
Reflects amounts that could be earned pursuant to our annual cash incentive bonus plan. The plan provides that our NEOs may receive annual awards based on the performance of the Company measured by net sales and operating profit and individual performance during the relevant fiscal year. Company targets and individual goals are established annually by the Compensation Committee. The Compensation Committee
established annual target awards for each officer expressed as a percentage of their base salaries. The actual amounts earned by the NEOs in
2025 under the plan and paid in 2026 are set forth under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation
Table for 2025 above.

The aggregate grant date fair value as determined under FASB ASC Topic 718, Compensation - Stock Compensation, for 2025 with respect to options, restricted stock awards and PSUs granted to the NEOs is shown in the “Summary Compensation Table”. The
“Grants of Plan-Based Awards Table” provides additional detail regarding the options, restricted stock awards and PSUs granted to
NEOs in 2025, including the exercise price and PSU payout levels.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
A discussion of 2025 salaries, bonuses and long-term incentive awards is included in “Executive Compensation”.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
NEOs are not separately entitled to receive dividend equivalent rights with respect to each stock option; however, dividends are paid for restricted stock awards (retroactively upon vesting). Each non-qualified stock option award described in the “Grants of Plan-Based
Awards Table” above expires on the tenth anniversary of its associated grant date and vests in equal installments over three years.
Restricted stock awards vest in equal installments over the course of three years. Restricted stock awards granted to Gary D. Fields vest over a three-, two- or one-year period (in the case of awards relating to his service as a director). In the case of awards relating to his service as an officer, restricted stock awards vested over three years.
The PSUs vest based on the level of achievement with respect to the Company's TSR benchmarked against similar companies included in the Building Products Industry Group of the S&P 400 and S&P 600. The TSR measurement period is three years. At the end of the measurement period, each award will be converted into AAON common stock at 0% to 200% of the PSUs held.
The following tables present information regarding outstanding equity awards as of December 31, 2025:
Option Awards:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Expiration Date
Matthew J. Tobolski	2,405	4,810	73.87	1/1/34
	—	10,995	82.39	3/11/35
	—	11,964	105.95	5/13/35
Gary D. Fields	5,253	—	31.69	5/12/30
	19,081	—	36.13	3/15/32
	21,312	10,656	62.04	3/6/33
	7,446	14,892	79.73	3/11/34
	—	7,329	82.39	3/11/35
Rebecca A. Thompson	41,565	—	29.48	3/11/30
	8,820	—	36.13	3/15/32
	4,263	2,131	62.04	3/6/33
	1,534	3,068	79.73	3/11/34
	—	5,040	82.39	3/11/35
Stephen E. Wakefield	12,696	—	29.48	3/11/30
	2,646	—	36.13	3/15/32
	1,492	1,492	62.04	3/6/33
	1,266	2,532	79.73	3/11/34
	—	3,894	82.39	3/11/35
Casey Kidwell	1,554	—	36.13	3/15/32
	831	—	35.41	5/30/32
	1,420	1,420	62.03	3/6/33
	1,042	2,084	79.73	3/11/34
	—	3,207	82.39	3/11/35
Matthew Shaub	343	686	79.73	3/11/34
	—	2,976	82.39	3/11/35

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Stock Awards:

Name	Number of Unearned Shares That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (2)	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($)
Matthew J. Tobolski	9,611	732,839	19,134	1,458,968
Gary D. Fields	10,863	828,304	39,035	2,976,419
Rebecca A. Thompson	3,443	262,529	9,873	752,816
Stephen E. Wakefield	2,674	203,893	7,504	572,180
Casey Kidwell	2,256	172,020	6,539	498,599
Matthew Shaub	1,275	97,219	2,342	178,578

(1)
Represents RSAs that have not vested. RSAs vest three years from the date of grant, at which time the grantee is entitled to receive one share of our common stock for each vested RSA, plus accrued dividends. RSAs accrue dividends from the date of grant through the vesting date. RSAs granted to Gary D. Fields in his capacity of a Director vest over his remaining term as a Director. RSAs are scheduled to vest as set forth in the table below.

(2)
Represents PSUs that have not vested. PSUs vest three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200 percent) of the PSUs granted based on our TSR over the three-year performance period, compared with the TSR of the peer group. One share of our common stock is payable in respect of each PSU granted that becomes vested. The number of PSUs represented and their corresponding market value is based on 31% achievement at December 31, 2025, for awards vesting in 2026; target payout of 100.0% for awards vesting in 2026, 2027 and 2028. PSUs are scheduled to vest as set forth in the table below.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Restricted Stock Vesting Schedule:
Name	# of Shares	Vesting Date
Matthew J. Tobolski	742	on January 1, 2026
	1,272	on March 11, 2026
	1,437	on May 13, 2026
	742	on January 1, 2027
	1,272	on March 11, 2027
	1,437	on May 13, 2027
	1,272	on March 11, 2028
	1,437	on May 13, 2028
Gary D. Fields	3,111	on March 6, 2026
	3,452	on March 11, 2026
	3,452	on March 11, 2027
	848	on March 11, 2028
Rebecca A. Thompson	622	on March 6, 2026
	1,119	on March 11, 2026
	1,119	on March 11, 2027
	583	on March 11, 2028
Stephen E. Wakefield	435	on March 6, 2026
	894	on March 11, 2026
	894	on March 11, 2027
	451	on March 11, 2028
Casey Kidwell	415	on March 6, 2026
	735	on March 11, 2026
	735	on March 11, 2027
	371	on March 11, 2028
Matthew Shaub	465	on March 11, 2026
	465	on March 11, 2027
	345	on March 11, 2028

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Performance Unit Vesting Schedule:

Name	# of Shares	Vesting Date
Matthew J. Tobolski	3,927	on March 15, 2027
	15,207	on March 15, 2028
Gary D. Fields	19,876	on March 15, 2026
	15,104	on March 15, 2027
	4,055	on March 15, 2028
Rebecca A. Thompson	3,974	on March 15, 2026
	3,111	on March 15, 2027
	2,788	on March 15, 2028
Stephen E. Wakefield	2,782	on March 15, 2026
	2,568	on March 15, 2027
	2,154	on March 15, 2028
Casey Kidwell	2,650	on March 15, 2026
	2,115	on March 15, 2027
	1,774	on March 15, 2028
Matthew Shaub	695	on March 15, 2027
	1,647	on March 15, 2028
The following table presents information regarding the exercise of stock options and vesting of stock by NEOs during 2025.

Name	Option Awards		Stock Awards
	Number of Shares Exercised (#)	Valued Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Valued Realized on Vesting ($)
Matthew J. Tobolski	—	—	742	87,319
Gary D. Fields	43,211	3,006,987	10,907	902,614
Rebecca A. Thompson	9,350	527,880	2,531	207,617
Stephen E. Wakefield	—	—	2,463	202,248
Casey R. Kidwell	—	—	1,381	115,591
Matthew J. Shaub	—	—	120	9,887
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation
S-K, we are providing the following information concerning the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Matthew J. Tobolski, our CEO. For 2025, our last completed fiscal year:
•the median of the annual total compensation of all employees of our Company (excluding our CEO) was $58,466; and
•the annual total compensation of our CEOs, as reported in the Summary Compensation Table included in this Proxy
Statement, was $5,263,755.
Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation to all other employees for 2025 was 90.0 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

COMPENSATION OF NAMED EXECUTIVE OFFICERS
1.We determined that, as of December 31, 2025, our employee population consisted of approximately 5,838 individuals, with all of these individuals located within the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K
filed with the Securities and Exchange Commission on March 2, 2026 (our “Annual Report”)). This population consisted of our full-time, part-time, and temporary employees.
a.We used December 31, 2025, for our determination date for ease of reconciling data back to tax and payroll records.
2.To identify the “median employee” from our employee population, we compared the amount of salary, wages, 401(k)
contributions and HSA contributions as reflected in our payroll records as reported to the Internal Revenue Service on Form
W-2 for 2025.
a.Based on our particular facts and circumstances, we determined annualizing the total compensation of our permanent partial-year employees would not reasonably reflect the annual compensation of our employee population. As a result, we did not annualize the total compensation of our permanent employees who worked less than all of 2025 and therefore excluded such partial-year employees from the employee population utilized in our calculations.
Since we historically widely distribute annual equity awards to all levels of our employees, such awards were included in our compensation measure.
1.We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees (including our CEO) are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.
2.After identifying our median employee, we combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which resulted in annual total compensation of
$58,466. The difference between such employee’s wages and the employee’s annual total compensation represents the estimated value of such employee’s 401(k) matching contributions, HSA matching contributions, and equity awards.
For the annual total compensation of our PEO, we used the combined amount of Mr. Fields and Mr. Tobolski as reported in the “Total”
column of our 2025 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of
Part III of our Annual Report.
Pay Versus Performance
The following table sets forth information concerning the compensation of our current and former PEO and other NEOs for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 and our financial performance for each such fiscal year. The table includes a calculated value titled "compensation actually paid" ("CAP"), the majority of which has in fact not been earned or paid and reflects updated values of outstanding equity awards that are still subject to vesting, and in some cases, performance requirements.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Year	Summary Compens ation Table total for Mr. Tobolski ($)	Summary Compens ation Table total for Mr. Fields ($)	Compens ation actually paid to Mr. Tobolski ($)	Compens ation actually paid to Mr. Fields ($)	Average summary compens ation total for non- PEO NEOs ($)	Average compens ation actually paid to non-PEO NEOs ($)	Value of initial fixed $100 investment based on:		Net Income ($000s)	Net Sales ($000s)
							Total sharehold er return ($)	S&P 600 Capital Goods Industry Group TSR ($)
2025	3,656,082	1,607,673	3,940,810	(5,092,155)	879,023	112,950	176.01	242.93	107,593	1,442,076
2024	—	4,148,634	—	12,954,361	1,203,180	2,819,029	366.97	225.84	168,559	1,200,635
2023	—	5,006,785	—	9,619,347	1,154,361	2,422,754	229.53	191.84	177,623	1,168,518
2022	—	3,401,462	—	3,844,215	848,828	733,570	155.24	138.76	100,376	888,788
2021	—	2,912,108	—	5,480,646	1,064,856	1,400,334	162.64	145.03	58,758	534,517

Year	PEO	Non-PEO NEOs
2025	Matthew J. Tobolski & Gary D. Fields	Rebecca A. Thompson, Casey R. Kidwell, Stephen E. Wakefield, Matthew J. Shaub
2024	Gary D. Fields	Rebecca A. Thompson, Matthew J. Tobolski, Stephen E. Wakefield, David E. Benson
2023	Gary D. Fields	Rebecca A. Thompson, Stephen E. Wakefield, Gordon D. Wichman, Robert P. Teis
2022	Gary D. Fields	Rebecca A. Thompson, Stephen E. Wakefield, Larry G. Stewart, Gordon D. Wichman, Casey R. Kidwell
2021	Gary D. Fields	Norman H. Asbjornson, Scott M. Asbjornson, Rebecca A. Thompson, Stephen E. Wakefield, Larry G. Stewart
The tables below provide the adjustments made to the Summary Compensation Table ("SCT") total compensation to arrive at the
CAP for the PEO and the average for the Non-PEO NEOs.
The PEO calculation of CAP:

	Tobolski				Fields
	SCT total compen- sation	Deduction from SCT total for equity awards	Additions to SCT total for equity awards	Compen- sation actually paid	SCT total compen- sation	Deduction from SCT total for equity awards	Additions to SCT total for equity awards	Compen- sation actually paid
2025	$3,656,082	$(2,680,737)	$2,965,465	$3,940,810	$1,607,673	$(722,217)	$(5,977,611)	$(5,092,155)
2024	4,148,634	(2,827,809)	11,633,536	12,954,361	—	—	—	—
2023	5,006,785	(2,802,616)	7,415,178	9,619,347	—	—	—	—
2022	3,401,462	(1,528,171)	1,970,924	3,844,215	—	—	—	—
2021	2,912,108	(1,437,328)	4,005,866	5,480,646	—	—	—	—

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following details the sources of the CAP additions related to the PEO's Equity Awards:

		Fair value of equity awards reported in SCT for applicable year	Fair value of equity awards granted in applicable year at year end	Change in fair value of unvested equity awards from prior years	Change in fair value of vested equity awards from prior years	Fair value of equity awards forfeited during the covered year	Dividends paid	Total Adjustments
2025	Tobolski	$(2,680,737)	$1,844,259	$1,054,420	$66,786	$—	$—	$284,728
2025	Fields	(722,217)	625,441	(5,231,352)	(1,381,277)	—	9,577	(6,699,828)
2024		(2,827,809)	5,157,950	5,859,318	607,442	—	8,826	8,805,727
2023		(2,802,616)	3,309,701	3,566,691	531,390	—	7,396	4,612,562
2022		(1,528,171)	2,760,769	(500,273)	(294,512)	—	4,940	442,753
2021		(1,437,328)	1,633,142	1,944,716	424,930	—	3,078	2,568,538
The Non-PEO NEOs calculation of CAP:

	SCT total compensation	Deduction from SCT total for equity awards	Additions to SCT total for equity awards	Compensation actually paid
2025	$879,023	$(372,453)	$(393,620)	$112,950
2024	1,203,180	(565,557)	2,181,406	2,819,029
2023	1,154,361	(438,525)	1,706,918	2,422,754
2022	848,828	(271,436)	156,178	733,570
2021	1,064,856	(464,911)	800,389	1,400,334
The following details the sources of the CAP additions related to the Non-PEO's Equity Awards:

	Fair value of equity awards reported in SCT for applicable year	Fair value of equity awards granted in applicable year at year end	Change in fair value of unvested equity awards from prior years	Change in fair value of vested equity awards from prior years	Fair value of equity awards forfeited during the covered year	Dividends paid	Total Adjustments
2025	$(372,453)	$322,548	$(434,334)	$(283,497)	$—	$1,663	$(766,073)
2024	(565,557)	1,063,661	877,991	238,179	—	1,575	1,615,849
2023	(438,525)	520,978	945,328	237,614	—	2,998	1,268,393
2022	(271,436)	491,969	(139,312)	(79,925)	(117,768)	1,214	(115,258)
2021	(464,911)	478,526	420,880	11,506	(111,693)	1,170	335,478
All fair value calculations were performed in accordance with the provisions of FASB ASC Topic 718 and consistent with the methods utilized to calculate grant date fair values as disclosed in Note 15 - Share-Based Compensation to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. Non-qualified stock option fair values are calculated based on the Black-Scholes option pricing model. Adjustments have been made using our stock price as of each measurement date and updated assumptions for expected term, volatility, dividend yield and interest rates. Restricted stock award adjustments have been made using our stock price as of each measurement date and updated assumptions for interest rates and dividend yield and accrued dividends for vesting restricted stock awards. For PSUs, adjustments at each measurement date have

COMPENSATION OF NAMED EXECUTIVE OFFICERS
been made based on the expected level of achievement with respect to the Company's TSR benchmarked against the S&P 600
Capital Goods Industry Group.
Narrative to Pay Versus Performance Table
For the year ending December 31, 2025, the most important financial performance measures used to link compensation actually paid to our NEOs to Company performance were net sales, operating profit and our TSR. Our NEOs' target total compensation is tied to performance goals aligned with our stockholders' interest. The majority of target compensation was weighted toward long-term equity performance and time-based awards and the financial performance metric was TSR. The short-term incentive program's funding metrics are net sales and operating profit.
The graphs below depict the relationship between compensation actually paid and the Company's cumulative total shareholder return, net income, net sales, and operating profit:

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following table sets forth information concerning our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Column	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,837,113	47.21	2,264,667
Equity compensation plans not approved by security holders (2)	—	—	—
Total	2,837,113	47.21	2,264,667

(1)
Consists of shares covered by stock options granted under the 2007 LTIP, as amended, the 2016 Incentive Plan, as amended and the 2024
Incentive Plan. The stock options outstanding as of December 31, 2025, have a weighted-average remaining term of 5.62 years.

(2)	We do not maintain any equity compensation plans that have not been approved by the stockholders.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 3 - Advisory Vote on Executive Compensation
Our Board is asking our stockholders to vote, on an advisory basis, to approve the compensation of our NEOs, as disclosed in this
Proxy Statement in accordance with SEC rules and Section 14A of the Exchange Act. We recognize the interest our stockholders have in the compensation of our executives, and this proposal gives us the opportunity to obtain the views of stockholders on the effectiveness of our executive compensation program. This vote is not intended to address any specific item of compensation, but rather concerns the overall compensation of our NEOs, and the policies and practices described in this Proxy Statement. Because this vote is advisory, it is therefore not binding on the Company. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider our stockholders’ views, including what, if any, actions may be appropriate to address any concerns identified through the advisory vote.
Say-On-Pay
At the Company’s 2023, 2024 and 2025 annual meetings of stockholders, approximately, 93.6%, 96.8% and 98.9%, respectively, of the votes cast supported the Company’s say-on-pay proposal. Our Board has decided to conduct say-on-pay votes every year following our 2020 Annual Meeting so that our stockholders may express their views on our executive compensation program on an annual basis.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board recommends that the stockholders approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary
Compensation Table and the other related tables and disclosures.”
Vote Required
Approval of Proposal No. 3 will require the affirmative vote of a majority of the votes cast that could be cast on the proposal.
Accordingly, abstentions have the same effect as votes against this proposal and broker non-votes do not count as present and entitled to vote for purposes of determining the outcome of the vote on this proposal.
Recommendation of the Board:
The Board unanimously recommends that stockholders vote FOR Proposal No. 3.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 4 - Advisory Vote on Frequency of Executive
Compensation Votes
Our Board is asking our stockholders to vote, on an advisory basis, to approve the frequency of the advisory vote on the compensation of our NEOs. Since 2020, the Company has conducted say-on-pay votes on an annual basis. Stockholders may vote for one-, two- or three-year periods between say-on-pay votes. Because this vote is advisory, it is therefore non-binding on the
Company. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider our stockholders’ views in making future determinations. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a different frequency based on various factors and considerations.
Vote Required
The approval of Proposal No. 4 will be determined by a plurality of the votes cast, meaning that the option receiving the highest number of votes will be approved, on a non-binding advisory basis. Abstentions and broker non-votes, if any, do not count as votes cast with respect to the advisory vote on the frequency of future advisory say-on-pay votes.
Recommendation of the Board:
The Board unanimously recommends that stockholders vote for conducting future say-on-pay votes once every year.

PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION
Proposal No. 5 – Amendment to Increase the Maximum Size of
the Board
Our Board unanimously approved, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation to increase the maximum size of the board from nine directors to eleven directors. The full text of the proposed amendment to Article XI of our Articles of Incorporation is attached to this Proxy Statement as Annex A.
If the amendment is adopted, it will become effective upon filing of the Certificate of Amendment with the Secretary of State of the
State of Nevada, which the Company intends to file promptly after receipt of stockholder approval.
The Company’s current Articles of Incorporation provides that the number of directors of the Company shall be not less than three nor more than nine directors. Within this range, the board of directors is authorized to fix the exact number of directors from time to time as provided in the Company’s Bylaws. As of the filing of this proxy statement, the board has fixed the size of the board at nine directors. Any vacancy occurring in the board, including any vacancy created by an increase in the number of directors, may be filled by the vote a majority of the directors then in office.
The board of directors believes the size of the board should be increased to provide the Company with flexibility to add individuals with experience or skills that the board believes may provide value to the Company, and also to ensure has an appropriate number of independent directors.
Vote Required
Approval of Proposal No. 5 will require the affirmative vote of a majority of the Company’s outstanding shares of common stock entitled to vote on the proposal. As a result, abstentions and broker non-votes will have the effect of a vote against the proposal.
Recommendation of the Board:
The Board unanimously recommends that stockholders vote FOR Proposal No. 5.

TRANSACTIONS WITH RELATED PERSONS
Transactions with Related Persons
The following represents a summary of transactions with related persons throughout Fiscal Year 2025 in accordance to our Code of
Business Conduct and Ethics:

Related Party	Nature of Business Transaction	Amounts*
Fields Mechanical Systems(1)	Sales and Purchases	Total Sales: $7.7 million Total Purchases: $— million
Norman H. Asbjornson(2)	Sales and Purchases	Total Sales: $0.1 million Total Purchases: $— million
Kvichak Lodge(3)	Purchases	Total Purchases: $0.3 million
N25VR, LLC(4)	Purchases	Total Purchases: $1.1 million

(1)
The Company sells products to Fields Mechanical Systems, which is owned by the brother of board member Gary Fields. This entity is also one of the Company's independent sales representatives and as such, the Company makes payments to the entity for third-party products, which are reflected in our financial statement as amounts Due to Representatives. The Company had $0.3 million in outstanding receivables from
Fields Mechanical Systems at December 31, 2025.

(2)	The Company sometimes makes sales to Norman Asbjornson and makes payments to Mr. Asbjornson related to a consulting agreement. The Company had no amounts due to Mr. Asbjornson at December 31, 2025.
(3)
The Company made payments to Kvichak Lodge, a hunting and fishing lodge in Alaska, which is partially owned by Mr. Fields, for various
Company meetings. Mr. Fields sold his ownership in the Lodge in 2025.

(4)	The Company leases flight time of an aircraft partially owned by our current President and CEO Matt Tobolski, and AAON Fellow Dave Benson.
*	Amounts of "$— million" are less than one hundred thousand dollars.
Our Code of Business Conduct and Ethics guides the Board in its actions and deliberations with respect to related party transactions.
Under the Code, conflicts of interest, including any involving the directors or any NEOs, are prohibited except under any guidelines approved by the Board. Only the Board may waive a provision of the Code of Business Conduct and Ethics for a director or a NEO, and only then in compliance with all applicable laws, rules and regulations.

STOCKHOLDERS PROPOSALS FOR 2027 ANNUAL MEETING
Stockholder Proposals For 2027 Annual Meeting
Stockholder proposals intended to be presented at the 2027 Annual Meeting and to be included in our Proxy Statement must be received at our executive offices, 2425 South Yukon Avenue, Tulsa, Oklahoma 74107, no later than December 2, 2026.
However, a stockholder who otherwise intends to present business at the 2027 Annual Meeting of stockholders, including nominations of persons to our Board of Directors, must also comply with the requirements set forth in our Bylaws. The procedures in the Bylaws provide, among other things, that to bring business before an annual meeting or to nominate a person for our Board of
Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of AAON not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting. Thus, a notice of a stockholder proposal or nomination for the 2027 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Exchange
Act, as amended, will be untimely if given before January 12, 2027, or after February 11, 2027.

OTHER MATTERS
Other Matters
The Board knows of no business to be brought before the 2026 Annual Meeting other than as set forth above. If other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

OVERVIEW OF PROPOSALS
Overview of Proposals
This Proxy Statement contains five proposals requiring stockholder action:
•Proposal No. 1 requests the election of two directors to the Board of Directors.
•Proposal No. 2 requests that stockholders vote to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.
•Proposal No. 3 requests that stockholders vote on a non-binding advisory resolution approving the Company's executive compensation.
•Proposal No. 4 requests that stockholders vote on a non-binding advisory resolution approving the frequency of future advisory votes on executive compensation.
•Proposal No. 5 requests that stockholders approve the amendment to the Articles of Incorporation of the Company to increase the maximum size of the board of directors from nine directors to eleven directors. The full text of the proposed amendment is attached to this Proxy Statement as Annex A.
By Order of the Board of Directors
Matthew J. Tobolski
Chief Executive Officer
Tulsa, Oklahoma
April [ ], 2026

OVERVIEW OF PROPOSALS
Annex A
Certificate of Amendment to Articles of Incorporation
Article XI of the Company's Articles of Incorporation is hereby amended by deleting the existing language in its entirety, and in lieu thereof replacing it with the following:
"ARTICLE XI. Directors. The Corporation shall have not less than three (3) nor more than eleven (11) directors. The permissible number of directors may be increased or decreased from time to time by the Board of Directors in accordance with Section 78.330 of the Nevada Revised Statutes or any amendment or successor statute."

AAON, INC.
Annual Meeting of Stockholders
May 12, 2026 at 10:00 A.M.
This proxy is solicited by the Board of Directors
The undersigned stockholder of AAON, Inc., a Nevada corporation, hereby constitutes and appoints Luke A. Bomer and Matthew J. Tobolski, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the
Company to be held at 2422 South Yukon Avenue, Tulsa, Oklahoma, 74107, on Tuesday, May 12, 2026, at 10:00 A.M. (Local Time), and at any adjournment thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.
Address Change:

      (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR All Nominees in Proposal 1:	For	Against	Abstain	The Board of Directors recommends a vote for every 1 YEAR on Proposal 4:	1 Year	2 Years	3 Years	Abstain
1. Election of Directors for a term ending in 2029:				4. Advisory vote to approve the frequency of advisory votes on the Company's executive compensation.
1a. Caron A. Lawhorn	☐	☐	☐		☐	☐	☐	☐
1b. Stephen O. LeClair	☐	☐	☐
1c. David R. Stewart	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2:	For	Against	Abstain	The Board of Directors recommends a vote FOR Proposal 5:	For	Against	Abstain
2. Proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐	5. Proposal to amend the Company's Articles of Incorporation to increase the maximum size of the Board from nine to eleven directors.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3:	For	Against	Abstain
3. Proposal to approve, on an advisory basis, a resolution on the compensation of AAON's named executive officers as set forth in the Proxy Statement.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.
Joint owners should each sign personally. All holders must sign.
If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date